Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216882

Prospectus supplement

(To prospectus dated April 5, 2017)

3,947,368 American Depositary Shares representing 3,947,368 ordinary shares

We are offering 3,947,368 American Depositary Shares, or ADSs, representing ordinary shares of Ascendis Pharma A/S. Each ADS will represent one issued ordinary share.

The ADSs, representing our ordinary shares, are listed on The Nasdaq Global Select Market under the symbol “ASND”. On February 21, 2018, the last reported sale price of the ADSs on The Nasdaq Global Select Market was $58.00 per ADS.

	Per ADS	Total

Public offering price	$57.00	$224,999,976

Underwriting commissions(1)	$3.42	$13,499,999

Proceeds to Ascendis Pharma A/S, before expenses	$53.58	$211,499,977

(1)	See “Underwriting” for additional disclosure regarding the underwriting commissions and estimated offering expenses.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 592,105 ADSs from us.

Investing in the ADSs involves a high degree of risk. See “Risk factors” beginning on page S-17 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, the Danish Financial Supervisory Authority, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ADSs to purchasers on or about February 26, 2018.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Credit Suisse

Lead Managers

Wells Fargo Securities	Stifel

Co-Manager

Wedbush PacGrow

February 21, 2018

Prospectus supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information or make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is current only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where you can find more information.”

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 5, 2017, provides more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference that were filed with the U.S. Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

When we refer to “Ascendis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Ascendis Pharma A/S, and, as the context requires, our consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of our ordinary shares, or shares, or ADSs representing our ordinary shares.

Ascendis™ is our trademark used in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in these documents appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Presentation of financial information

We maintain our books and records in euros and report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and as adopted by the European Union. None of the consolidated financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

Market, industry and other data

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the total sales of product in those markets, the estimated patient population in those markets, their projected growth rates, the perceptions and preferences of patients and physicians regarding the disease indications that we are pursuing or may pursue, as well as data regarding market research, estimates and forecasts prepared by our senior management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. For example, certain information contained in (or incorporated by reference in) this prospectus supplement and the accompanying prospectus regarding industry and market data was obtained from Medtrack, a database of private and public biotechnology companies. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See also “Special note regarding forward-looking statements.”

Special note regarding forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our ongoing Phase 3 pediatric studies of TransCon Growth Hormone and Phase 1 study of TransCon Parathyroid Hormone, or PTH, and our Phase 1 study of TransCon C-Type natriuretic peptide, or CNP;

•	whether we will be able to achieve regulatory approval for and launch three rare disease endocrinology products between 2020 and 2024;

•	our ability to identify a new rare disease therapeutic area with three high-value product opportunities including a clinical-stage candidate by 2020;

•	our receipt of future milestone or royalty payments from our collaboration partners, and the expected timing of such payments;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	our expectations regarding the potential advantages of our product candidates over existing therapies;

•	our ability to enter into new collaborations;

•

our expectations with regard to the ability to develop additional product candidates using our TransCon technology and file Investigational New Drug Applications, or INDs, or equivalents for such product candidates;

•

our expectations with regard to the ability to seek expedited regulatory approval pathways for our product candidates, including the ability to rely on the parent drug’s clinical and safety data with regard to our product candidates;

•	our expectations with regard to our current and future collaboration partners to pursue the development of our product candidates;

•	our development plans with respect to our product candidates;

•	our ability to develop, acquire and advance product candidates into, and successfully complete, clinical trials;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	the commercialization of our product candidates, if approved;

•	our commercialization, marketing and manufacturing capabilities of our product candidates and associated devices;

•	the implementation of our business model and strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012;

•	our financial performance;

•	our use of proceeds from this offering; and

•	developments and projections relating to our competitors and our industry.

These forward-looking statements are based on senior management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” and elsewhere in this prospectus supplement. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Given these risks and uncertainties, you are cautioned not to rely on such forward-looking statements as predictions of future events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where you can find more information.”

Prospectus supplement summary

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying the ADSs. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in the ADSs. Investors should carefully consider the information set forth under “Risk factors” beginning on page S-17 of this prospectus supplement and incorporated by reference to our annual report on Form 20-F filed on March 22, 2017.

Overview

We are a biopharmaceutical company applying our TransCon technology to develop a pipeline of sustained release prodrug therapies with best-in-class profiles to address large markets with significant unmet medical needs. We have created a portfolio of potential best-in-class rare disease endocrinology product candidates to address unmet medical needs by applying TransCon technology to parent drugs with clinical proof-of-concept. We are developing our most advanced product candidate, TransCon Growth Hormone, or TransCon GH, for once-weekly administration to treat growth hormone deficiency, or GHD, and other indications. In 2015, we successfully completed a Phase 2 trial of TransCon GH to evaluate the safety and efficacy of once-weekly TransCon GH in 53 treatment-naïve, pre-pubertal children with GHD. In August 2016, we initiated a pivotal global Phase 3 study of TransCon GH, the heiGHt Trial, in children with GHD. In January 2018, we announced that we exceeded our target enrollment in the Phase 3 heiGHt Trial of TransCon GH and we have randomized and dosed 161 subjects in the trial. Top-line results are anticipated in the first quarter of 2019. Additionally, we have initiated two other trials in 2017. First, the enlighten trial which is a long-term extension trial of TransCon GH and the fliGHt trial which is a switch trial of TransCon GH for those already taking daily growth hormone therapy.

We are also using our TransCon technology platform to develop TransCon PTH, a long-acting prodrug of parathyroid hormone, for hypoparathyroidism, a rare endocrine disorder of calcium and phosphate metabolism. In June 2017, we initiated regulatory submissions in Australia to enable our entry into our first human clinical trial with TransCon PTH and, in September 2017, we announced that we dosed subjects in our Phase 1 clinical trial with TransCon PTH. In January 2018, we presented initial Phase 1 data for TransCon PTH from the single ascending dose portion of this ongoing Phase 1 trial. We believe our TransCon PTH product candidate may solve a significant unmet medical need, by providing patients suffering from hypoparathyroidism with a more physiological parathyroid hormone replacement therapy than currently approved drugs, and we believe our initial single ascending dose cohort Phase 1 data for TransCon PTH supports our target product profile of TransCon PTH as a true PTH replacement therapy in hypoparathyroidism.

We are also developing TransCon CNP, a long-acting prodrug of C-type natriuretic peptide, for the treatment of achondroplasia, the most common form of dwarfism. Currently, there are no therapies for achondroplasia approved by the U.S. Food and Drug Administration, or the FDA. TransCon CNP is based on our TransCon technology platform and C-type natriuretic peptide, a therapeutic target with extensive preclinical and clinical data. On December 20, 2017, we initiated the regulatory process in Australia to enable our first in-human Phase 1 trial for TransCon CNP. Dosing in the Phase 1 trial in healthy volunteers is expected to begin in the second quarter of 2018, with top-line data expected in the fourth quarter of 2018.

TransCon GH is being developed for GHD. GHD is a serious orphan disease that affects both children and adults. Children with GHD are characterized by short stature, metabolic abnormalities, cognitive deficiencies and poor quality of life. GHD in adults is associated with premature mortality, increased adiposity, or fat mass, as well as psychiatric-cognitive, cardiovascular, muscular, metabolic and skeletal abnormalities. Human Growth Hormone, or hGH, is used for the long-term treatment of children and adults that fail to secrete adequate amounts of endogenous growth hormone. Since the 1990s, the pharmaceutical industry has employed various approaches to develop long-acting growth hormone products to reduce the patient burden of daily injections and increase patient compliance with the dosing regimen. To date, regulatory authorities have approved only two long-acting growth hormone products, each of which utilizes unmodified growth hormone as the active drug substance. Neither of these products has achieved commercial success, due to manufacturing, regulatory, efficacy, safety and/or tolerability reasons associated with the sustained release technology. In August 2016, we initiated the Phase 3 heiGHt Trial in children with GHD. In January 2018, we announced that we exceeded our target enrollment in the Phase 3 heiGHt Trial of TransCon GH and we have randomized and dosed 161 subjects in the study. Top-line results are anticipated in the first quarter of 2019 and we expect efficacy and safety database lock for our regulatory filings with the FDA and European Medicines Agency to occur in the third quarter of 2019. In October 2017, we initiated a Phase 3 study of TransCon GH, the fliGHt Trial. The fliGHt Trial is primarily a safety trial that studies children with GHD who had largely previously been treated with daily growth hormone therapy who are then switched to weekly TransCon GH. A small group of subjects younger than three years of age may be treatment naïve. During the third quarter of 2018, we plan to complete enrollment in the fliGHt Trial. Additionally, we have initiated our Phase 3 enlighten trial of TransCon GH which is a long-term extension trial from the Phase 3 heiGHt trial and is designed to enroll approximately 300 patients. In November 2017, we announced that we received Follow-up Scientific Advice from the European Medicines Agency’s Committee for Medicinal Products for Human Use, or CHMP, indicating CHMP’s concurrence with our proposed development plan for TransCon GH for pediatric GHD. TransCon GH, with our auto-injector, is covered by several granted patents and patent protection may extend into 2038.

TransCon GH is a prodrug that releases unmodified growth hormone and thus maintains the same mode of action as currently prescribed daily hGH therapies, which we believe reduces clinical and regulatory risk.

TransCon PTH is being developed for hypoparathyroidism, a rare endocrine disorder of calcium and phosphate metabolism affecting approximately 80,000 patients in the United States. Hypoparathyroidism patients suffer from numerous comorbidities, including hypocalcemia, hypercalcemia, hypercalciuria, psychiatric disorders, depression, basal ganglia calcifications, lenticular and arterial calcifications. Conventional therapy for hypoparathyroidism involves large doses of vitamin D and oral calcium supplementation, which, although often effective in raising blood calcium levels, is associated with marked swings in blood calcium which may result in both hypercalcemia and hypocalcemia, excess urinary calcium excretion, kidney stones and nephrocalcinosis. As a result, hypoparathyroidism results in diverse physical, cognitive, and emotional symptoms with high burden on the healthcare system despite current standard of care. For example, 79% of cases require hospitalizations and hypoparathyroidism results in a four-fold increase in the risk of renal disease. TransCon PTH is designed as a once-daily formulation of parathyroid hormone, or PTH(1-34), to maintain a steady concentration of PTH in the bloodstream within the normal range, at levels similar to those observed in healthy individuals. TransCon PTH is designed to address the fundamental limitation of daily injections of short acting PTH molecules, such as Natpara, or PTH(1-84), and Forteo, or PTH(1-34), by providing infusion-like blood levels of PTH. Pharmacokinetic data from the ongoing Phase 1 trial of TransCon PTH in healthy volunteers demonstrated a half-life of approximately 60 hours, supporting an infusion-like profile with daily administration. This half-life is a substantial increase compared to PTH(1-34) and PTH(1-84), both of which after subcutaneous administration to humans have half-lives of only a few hours. We believe this substantial half-life extension of PTH, could reflect more closely the physiological levels of PTH observed in healthy individuals, and maintain blood calcium levels and normalize urinary calcium excretion, an improvement over what is currently feasible with existing approved therapies. Additionally, single ascending doses of TransCon PTH led to sustained and dose-dependent elevations of serum calcium lasting more than 72 hours with low inter-subject variability. This dose-dependent response and low inter-subject variability suggests the ability to titrate and individualize dosing in patients. TransCon PTH also demonstrated the expected effects on renal calcium reabsorption and down regulation of endogenous PTH(1-84). We expect full data from the ongoing Phase 1 trial to be presented in the second quarter of 2018. If our Phase 1 trial of TransCon PTH is successful, based in part on the extensive clinical experience of PTH(1-34) and PTH(1-84) and on individualized dosing of TransCon PTH, we expect to advance TransCon PTH directly into Phase 3 development in the first quarter of 2019, after consultations with the FDA and the European Medicines Agency.

TransCon CNP is being developed for the treatment of achondroplasia, the most common form of dwarfism. There are currently no FDA-approved pharmacological treatments for achondroplasia, and patients often face multiple surgeries to alleviate its many complications. Administration of CNP to patients with achondroplasia and in animal models of achondroplasia, has been demonstrated to stimulate growth. Clinical proof-of-principle was recently obtained for vosoritide, a once-daily formulation of CNP. TransCon CNP is designed to optimize CNP efficacy with a well-tolerated and convenient once-weekly dosage.

Endogenous CNP has an extremely short half-life of only approximately two minutes. Vosoritide, a CNP analogue, has been developed to provide better stability of CNP, and has a half-life of about 20 minutes. However, as achondroplasia is caused by a Fibroblast growth factor receptor 3, or FGFR3, mutation that chronically inhibits growth, we expect a more constant CNP exposure to correlate with better therapeutic outcomes. If short-acting CNP analouges is dose escalated to improve growth, the resulting high plasma concentrations of CNP is associated with adverse cardiovascular effects. TransCon CNP has been designed to maintain sustained therapeutic levels at hemodynamically safe plasma levels. This has been achieved by combining TransCon technology with CNP to create a prodrug that slowly releases unmodified CNP resulting in a half-life in primates of approximately 72 hours, representing a more than 1,000 fold longer half-life than native CNP. We believe this will enable weekly administration of TransCon CNP, avoiding the high concentrations of CNP that may cause adverse cardiovascular effects, while maintaining efficacious CNP levels. The goal is to provide a safer and more efficacious therapy for achondroplasia, than daily administration of short-acting CNP analogues. Preclinical studies of TransCon CNP support this target product profile, and have demonstrated a dose-dependent effect on growth without adverse cardiovascular effects in therapeutic relevant doses. In addition, TransCon CNP has demonstrated the potential to address the more disabling co-morbidities such as spinal stenosis in a mouse model of achondroplasia. TransCon CNP is being developed with the goal of providing enhanced efficacy with improved safety and convenience for not only achondroplasia, but also other FGFR related rare diseases. On December 20, 2017, we initiated the regulatory process in Australia to enable our first in-human Phase 1 trial for TransCon CNP. Dosing in the Phase 1 trial in healthy volunteers is expected to begin in the second quarter of 2018, with top-line data expected in the fourth quarter of 2018. We also expect to initiate an achondroplasia natural history study in the fourth quarter of 2018.

Outside rare endocrine disorders, we have developed a pipeline of sustained release prodrug product candidates, such as TransCon anti-VEGF in the field of ophthalmology, for which we partnered with Genentech, and TransCon Peptides for the treatment of diabetes, for which we partnered with Sanofi.

We have formed multi-product collaborations with leading biopharmaceutical companies on market-leading products and in therapeutic categories of strategic importance to our collaboration partners. These collaborations are with Sanofi in the field of diabetes and with Genentech in the field of ophthalmology. We are eligible to receive up to an aggregate of €200 million in development and regulatory milestone payments for products currently being developed under our collaboration agreements, as well as sales-based milestone payments and royalties on future net sales of products.

We believe that our TransCon technology has been validated by the continued clinical development of our product candidates, TransCon GH, currently in three Phase 3 trials and TransCon PTH, currently in a Phase 1 trial, and the ongoing development of other rare disease product candidates, as well as by our multi-product collaborations with Sanofi and Genentech.

Our TransCon technology enables us to create long-acting prodrug therapies with potentially significant advantages over existing marketed drug products. Conventional prodrugs are inactive, or significantly less active, forms of a parent drug that are designed to be activated only after undergoing transformation in the body, for example when enzymes cleave the parent drug from a prodrug molecule. Our TransCon technology transiently links an unmodified parent drug to a TransCon carrier via our proprietary TransCon linkers. Our TransCon linkers predictably release an unmodified active parent drug at predetermined rates governed by physiological pH and temperature conditions, supporting administration frequencies from daily up to half-yearly. TransCon prodrugs may offer safety, efficacy and tolerability advantages over the original parent drug and as compared to other technologies used to extend drug residence time in the body. Depending upon the type of TransCon carrier we employ, we can design our TransCon prodrugs to act systemically or locally in areas that are difficult to treat with conventional therapies.

TransCon product candidate pipeline

1	Based on market data and company estimates.

2	Includes all indications.

3	Based on treatment of ~25% of the U.S. patient population of ~80,000 patients

When we apply our TransCon technology to already approved drug compounds, we may benefit from established clinical safety and efficacy data, which we believe reduces drug development risk.

We maintain an intellectual property portfolio comprising approximately 103 issued patents and approximately 203 patent applications as of December 31, 2017, with claims directed to composition of matter, process, formulation and/or methods-of-use for our product candidates and core TransCon technology. In addition, each of our collaboration partners has granted us rights that enable us to freely commercialize all improvements to the TransCon technology developed by our collaboration partners outside of the field identified in their respective collaboration agreements. We hold worldwide rights to our TransCon technology and have no third-party royalty or milestone payment obligations with respect to our TransCon technology or any of our product candidates. While our TransCon prodrugs may incorporate already approved parent drugs, each of our product candidates is a new molecular entity and is therefore eligible to be granted new intellectual property rights, including new composition of matter patents.

Our strategy

Our goal is to leverage our TransCon technology to create a pipeline of proprietary products and form collaborations with market-leading biopharmaceutical companies to develop new products that incorporate our TransCon technology in therapeutic areas that are of strategic importance. Our approach to product innovation involves a focus on orphan drug indications that have an unmet medical need, have a clinically validated parent drug, are suitable to our TransCon Technology, have a clearly differentiated product, have a potential established development pathway and have a large potentially addressable market. We estimate that there are approximately 4,800 orphan drug designations and over 500 of those are for endocrine and metabolic disorders. We expect our current therapeutic focus on our rare disease endocrinology pipeline will provide important synergies, including expertise in endocrinology, a concentrated prescriber base, a patient-centric support system, reimbursement and payor knowledge and distribution networks. Key elements of our strategy to achieve this goal include:

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identifying rare diseases which can be addressed by leveraging our TransCon technology to create a pipeline of product candidates with best-in-class therapeutic profiles that address unmet medical needs where we believe our product candidates can compete well in the market and which have significant market potential;

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advancing our pipeline of three rare disease endocrinology product candidates, and seek to obtain regulatory approval for and launch of three product candidates with a greater than one-billion dollar market potential between 2020 and 2024;

•	continuing to establish strategic collaborations with market-leading biopharmaceutical companies; and

•	strengthening our leadership position in the field of long-acting prodrug technology through investments in our technology, manufacturing capabilities and know-how.

Recent developments

While we have not finalized our full financial results for the fiscal year ended December 31, 2017, we expect to report that we had approximately €195.4 million in cash and cash equivalents (based on exchange rates as of December 31, 2017), and 36,984,292 ordinary shares outstanding, as of December 31, 2017. These amounts are preliminary, have not been audited and are subject to change upon completion of our audited financial statements for the year ended December 31, 2017. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2017.

On May 23, 2017, we entered into a Sales Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, or BofA Merrill Lynch, and J.P. Morgan Securities LLC, or J.P. Morgan, to sell ADSs with aggregate gross sales proceeds of up to $100,000,000, from time to time, through an at the market offering, or ATM, with BofA

Merrill Lynch and J.P. Morgan as sales agents. As of the date of this filing, we have not sold any ADSs under the ATM. In connection with this offering, we will not use the ATM unless and until we file an updated prospectus supplement reducing the amount available under our ATM prospectus supplement or file a new registration statement reflecting the number or dollar amount of ADSs that we may sell under the ATM.

Our senior management team

We are led by a team of experienced biopharmaceutical industry executives with substantial experience in the development and approval of innovative therapies with backgrounds in endocrinology and orphan diseases. Our senior management team is led by our co-founder, President and Chief Executive Officer, Jan Møller Mikkelsen. Most recently Mr. Mikkelsen was the President and CEO of LifeCycle Pharma A/S, now known as Veloxis Pharmaceuticals A/S, which develops pharmaceutical solutions to prevent organ rejection in kidney transplant patients as well as lipid management products. Our scientific team is led by Dr. Harald Rau, our Senior Vice President and Chief Scientific Officer, who manages our scientific operations and heads our research group. Before joining Ascendis, Dr. Rau co-founded Complex Biosystems GmbH, which was later acquired by Ascendis, where Dr. Rau headed the company’s R&D division and led the development and maturation of the TransCon Linker Technology. Our clinical and regulatory teams are led by Dr. Jonathan A. Leff, our Senior Vice President and Chief Medical Officer. Before joining Ascendis, Dr. Leff was Executive Vice President, R&D at InterMune, Inc., which was acquired by the Roche Group in 2014. Other members of our senior management team have discovered or developed important products and product candidates in the protein discovery field, in key roles in leading biopharmaceutical companies such as ACADIA Pharmaceuticals A/S, Genmab A/S, Veloxis Pharmaceuticals A/S, Maxygen, Inc. and Novo Nordisk A/S.

Risks associated with our business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk factors” section of this prospectus supplement immediately following this prospectus supplement summary and in our Annual Report on Form 20-F filed on March 22, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. These risks include the following:

•	we have a limited operating history, no products approved for commercial sale and we may incur significant losses in the future;

•	we have never generated any revenue from product sales;

•	we may require substantial additional financing;

•

we are substantially dependent on the success of our most advanced product candidates, which may not be successful in preclinical studies or clinical trials, receive regulatory approval or be successfully commercialized;

•	we depend on collaboration partners to develop and conduct clinical studies with, obtain regulatory approvals for, and manufacture, market and sell our collaboration product candidates;

•	clinical drug development involves a lengthy and expensive process with an uncertain outcome, and we may encounter substantial delays in our clinical studies;

•	our product candidates may never achieve market acceptance or commercial success;

•	our proprietary TransCon technology is a new approach to drug development and may not result in any products of commercial value; and

•

our intellectual property may not be adequate to enable us to compete effectively in our market, and we may become subject to claims alleging infringement of third parties’ intellectual property rights.

Corporate information

We were organized under the laws of the Kingdom of Denmark in September 2006 as a private limited liability company (Anpartsselskab, or ApS) and then transformed into a public limited liability company (Aktieselskab, or A/S), effective December 17, 2007. In connection with this conversion, our legal name changed from Ascendis Pharma ApS to Ascendis Pharma A/S. We commenced operations in December 2007 in connection with the acquisition of the company that invented our TransCon technology, Complex Biosystems GmbH.

Our registered office and principal executive offices are located at Tuborg Boulevard 5, DK-2900 Hellerup, Denmark and our telephone number is +45 70 22 22 44. Our agent for service of process in the United States is Ascendis Pharma, Inc.

The offering

ADSs offered by us	3,947,368 ADSs, representing 3,947,368 ordinary shares

Ordinary shares to be outstanding after this offering	40,931,660 ordinary shares (including 3,947,368 ordinary shares represented by the 3,947,368 ADSs issued in this offering)

Option to purchase additional ADSs	We have granted the underwriters an option for a period of 30-days from the date of this prospectus supplement to purchase up to an additional 592,105 ADSs.

American Depositary Shares	Each ADS will represent one ordinary share, nominal value DKK 1 per share. As an ADS holder you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time. To better understand the terms of the ADSs, you should carefully read the section of the accompanying prospectus entitled “Description of American Depositary Shares” and the deposit agreement incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Depositary	The Bank of New York Mellon

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $210.8 million, or approximately $242.5 million if the underwriters exercise their option to purchase additional ADSs in full, after deducting the underwriting commissions and estimated offering expenses payable by us, based on the public offering price of $57.00 per ADS. We expect to use the net proceeds from this offering to support clinical development, regulatory approval and commercial preparations for TransCon GH, to fund development of our other rare disease endocrinology programs, including TransCon PTH and TransCon CNP, to identify and progress development of new product candidates including in new therapeutic areas, to strengthen our TransCon technology and for working capital and general corporate purposes. See “Use of proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See “Risk factors” and other information included in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in the ADSs.

Nasdaq Global Select Market symbol	“ASND”

The number of ordinary shares to be outstanding after this offering is based on 36,984,292 ordinary shares outstanding as of December 31, 2017, and excludes the following:

•

4,621,154 ordinary shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of €17.62 per share ($21.13), as of December 31, 2017 (based on the exchange rate reported by the European Central Bank on December 31, 2017); and

•	1,578,592 ordinary shares issuable upon exercise of warrants that we are authorized to issue in the future, as of December 31, 2017.

Unless otherwise indicated, all information contained in this prospectus supplement reflects the public offering price of $57.00 per ADS, and assumes no exercise of the underwriters’ option to purchase additional ADSs.

Summary consolidated financial data

The following tables present summary consolidated financial data for our business. We derived the summary consolidated statement of profit or loss and other comprehensive income data for the years ended December 31, 2016, 2015 and 2014 from our audited consolidated financial statements incorporated by reference into this prospectus supplement. We derived the summary consolidated statement of profit or loss and other comprehensive income data for the nine months ended September 30, 2017 and 2016 and the summary consolidated statement of financial position as of September 30, 2017 from our unaudited condensed consolidated interim financial statements incorporated by reference into this prospectus supplement. We maintain our books and records in euros, and prepare our audited consolidated financial statements and unaudited condensed consolidated interim financial statements in accordance with IFRS as issued by the IASB and as adopted by the European Union. The following information should be read in conjunction with our audited consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes, as well as the information under the captions “Item 5. Operating and financial review and prospects” appearing in our Annual Report on Form 20-F for the year ended December 31, 2016 and “Management’s discussion and analysis of financial condition and results of operations” appearing in our Report on Form 6-K filed on November 16, 2017, which are incorporated by reference herein. For more details on how you can obtain our reports and other information filed with the SEC, you should read the section of this prospectus supplement and the accompanying prospectus entitled “Where you can find more information.” Our historical results are not necessarily indicative of our future results, and our interim period results are not necessarily indicative of results to be expected for a full year or any other interim period. All share and per share data in this prospectus supplement, including those relating to the warrants, give retrospective effect to a bonus issue of shares in the ratio of 3:1 of the Company’s authorized, issued and outstanding ordinary and preference shares, which was effective on January 13, 2015, with the corresponding impacts on both share capital and retained earnings also retrospectively recognized.

Summary consolidated statement of profit or loss and other comprehensive income data:

	Year ended December 31,			Nine months ended September 30,
(EUR ’000, except share and per share data)	2016	2015	2014	2017	2016
				(unaudited)
Revenue	4,606	8,118	13,983	1,250	3,563
Research and development costs	(66,022)	(40,528)	(19,698)	(71,555)	(46,031)
General and administrative expenses	(11,504)	(9,415)	(6,274)	(9,396)	(8,218)

Operating profit / (loss)	(72,920)	(41,825)	(11,989)	(79,701)	(50,686)
Finance income	7,300	11,048	1,877	453	1,491
Finance expenses	(3,112)	(2,797)	(228)	(10,765)	(3,111)

Profit / (loss) before tax	(68,732)	(33,574)	(10,340)	(90,013)	(52,306)
Tax on profit / (loss) for the period	227	652	682	291	249

Net profit / (loss) for the period	(68,505)	(32,922)	(9,658)	(89,722)	(52,057)

Other comprehensive income / (loss)

Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations	6	(14)	(14)	41	6

Other comprehensive income / (loss) for the period, net of tax	6	(14)	(14)	41	6

Total comprehensive income / (loss) for the period, net of tax	(68,499)	(32,936)	(9,672)	(89,681)	(52,051)
Profit / (loss) for the period attributable to owners of the Company	(68,505)	(32,922)	(9,658)	(89,722)	(52,057)
Total comprehensive income / (loss) for the period attributable to owners of the Company	(68,499)	(32,936)	(9,672)	(89,681)	(52,051)

	EUR	EUR	EUR	EUR	EUR

Basic earnings/(loss) per share	(2.58)	(1.39)	(0.85)	(2.76)	(2.07)
Diluted earnings/(loss) per share	(2.58)	(1.39)	(0.85)	(2.76)	(2.07)
Number of shares used for calculation (basic)	26,564,414	23,766,783	11,406,929	32,513,641	25,165,855
Number of shares used for calculation (diluted)(1)	26,564,414	23,766,783	11,406,929	32,513,641	25,165,855

(1)	A total of 3,691,765, 2,615,903, 2,999,824, 3,698,895, and 2,933,685 warrants were outstanding as of December 31, 2016, December 31, 2015, December 31, 2014, September 30, 2017 and September 30, 2016, respectively. These warrants may potentially dilute earnings per share in the future, but have not been included in the calculation of diluted earnings per share because they are antidilutive for the applicable periods presented. For additional information regarding our basic and diluted earnings per share, see our Consolidated Statements of Profit or Loss and Other Comprehensive Income included in our consolidated financial statements incorporated by reference into this prospectus supplement.

Summary consolidated statement of financial position data:

The table below presents summary unaudited condensed interim consolidated statement of financial position data as of September 30, 2017:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of 3,947,368 ADSs in this offering at the public offering price of $57.00 per ADS, and after deducting the underwriting commissions and estimated offering expenses payable by us.

	As of September 30, 2017
	Actual	As adjusted
(EUR ’000)	(unaudited)
Cash and cash equivalents	206,292	377,507
Total assets	222,040	393,255
Share capital(1)	4,884	5,414

Distributable equity
Share premium(1)	406,334	577,019
Foreign currency translation reserve(1)	(38)	(38)
Share-based payment reserve(1)	20,006	20,006
Accumulated deficit(1)	(229,036)	(229,036)
Total equity	202,150	373,365

(1)

The presentation of the equity components of our consolidated statement of financial position data has been updated compared to the presentation in our unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2017 as filed on November 16, 2017 to disclose share premium separately from accumulated deficit.

Risk factors

Investing in the ADSs involves a high degree of risk. You should consider carefully the risks described below and discussed in our Annual Report on Form 20-F filed on March 22, 2017 which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in the ADSs. If any of the following events actually occurs, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of the ADSs to decline and you may lose all or part of your investment. The risks described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks relating to this offering

Our senior management team may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our senior management will have broad discretion over, and we could spend, the net proceeds from this offering in ways with which the holders of ordinary shares or ADSs may not agree or that do not yield a favorable return, if any. We expect to use our existing cash and cash equivalents and the net proceeds from this offering to support clinical development, regulatory approval and commercial preparations for TransCon GH, to fund development of its other rare disease endocrinology programs, including TransCon PTH and TransCon CNP, to identify and progress development of new product candidates including in new therapeutic areas, to strengthen our TransCon technology and for working capital and general corporate purposes. However, our senior management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares or ADSs.

You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.

The price per ADS being offered is higher than the net tangible book value per ADS outstanding prior to this offering. As a result, investors purchasing ADSs in this offering will incur immediate dilution of $45.70 per ADS, based on the issuance and sale of 3,947,368 ADSs at the public offering price of $57.00 per ADS and our as adjusted net tangible book value per ADS as of September 30, 2017 after giving effect to this offering and the public offering price. For information on how the foregoing amounts were calculated, see “Dilution.”

This dilution is due to the substantially lower price paid by our investors who purchased ordinary shares or ADSs prior to this offering as compared to the price offered to the public in this offering. As a result of the dilution to investors purchasing ADSs in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares, ADSs or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares, ADSs or other securities in any other offering at a price per share that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ordinary shares, ADSs or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, ADSs or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ADS in this offering. As of September 30, 2017, approximately 6.2 million ordinary shares that are either subject to outstanding warrants or reserved for future issuance under our warrant incentive program are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules.

The price of the ADSs may be volatile and the holders of the ADSs may not be able to resell ADSs at or above the price they paid.

The trading price of the ADSs could be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•	results from, or any delays in, clinical trial programs relating to our product candidates, including clinical trials for our lead product candidate, TransCon GH;

•	our ability to identify a new rare disease therapeutic area with high-value product opportunities including a clinical-stage candidate by 2020;

•	our ability to commercialize or obtain regulatory approval for our product candidates, or delays in commercializing or obtaining regulatory approval;

•

announcements of regulatory approval or a complete response letter to our product candidates, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•

announcements relating to future collaborations or our existing collaborations, including decisions regarding the exercise by our collaboration partners of their options, if any, or any termination by them of their collaborations with us;

•	timing and amount of payments to us under our collaborations, if any;

•	announcements of therapeutic innovations or new products by us or our competitors;

•	announcements regarding the parent drugs that we use in developing our product candidates;

•	adverse actions taken by regulatory authorities with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•	changes or developments in laws or regulations applicable to our product candidates;

•	any adverse changes to our relationship with any manufacturers or suppliers;

•	the success of our testing and clinical trials;

•	the success of our efforts to acquire, license or discover additional product candidates;

•	any intellectual property infringement actions in which we may become involved;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	achievement of expected product sales and profitability;

•	manufacture, supply or distribution shortages;

•	actual or anticipated fluctuations in our operating results;

•	European Medicines Agency, FDA or other similar regulatory actions affecting us or our industry or other healthcare reform measures in the European Union, United States or in other markets;

•	changes in financial estimates or recommendations by securities analysts;

•	trading volume of the ADSs;

•	sales of ordinary shares and/or ADSs by us, our senior management and board members, holders of the ADSs or our shareholders in the future;

•	general economic and market conditions and overall fluctuations in the United States and international equity markets; and

•	the loss of any of our key scientific or senior management personnel.

In addition, the stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of ADSs. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of the holders of ordinary shares or ADSs were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our senior management would be diverted from the operation of our business, which could seriously harm our financial position. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our ordinary shares or ADSs, the price of the ADSs and trading volume could decline.

The trading market for the ADSs may be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or performance of the ADSs, or if our clinical trials and operating results fail to meet the expectations of analysts, the price of the ADSs would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of the ADSs or trading volume to decline.

We may be a “passive foreign investment company” for U.S. federal income tax purposes for our current taxable year and future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors.

Under the Internal Revenue Code of 1986, as amended, the determination of passive foreign investment company, or PFIC, status is fact specific, and generally cannot be made until the close of the taxable year in question. Although we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2016, we may be a PFIC for our taxable year ended December 31, 2017, our current taxable year and future taxable years. A non-U.S. corporation will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets that produce or are held for the production of passive income. A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—Material U.S. federal income tax consequences to U.S. holders”) holds ordinary shares or ADSs, the U.S. Holder may be subject to adverse tax consequences, including

(i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of an interest charge with respect to such gain and certain dividends and (iii) compliance with certain reporting requirements. Each U.S. Holder is strongly urged to consult its tax advisor regarding these issues. See “Taxation—Material U.S. federal income tax consequences to U.S. holders.”

If a United States person is treated as owning at least 10% of our ordinary shares or ADSs, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined in “Item 10 E. Additional Information—Taxation—Material U.S. Federal Income Tax Consequences to U.S. Holders”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares or ADSs, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). If our group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as controlled foreign corporations (regardless of whether we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject you to significant monetary penalties and may prevent the statute of limitations from starting with respect to your U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax payment obligations. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares or ADSs.

Exchange rate information

Our business is primarily conducted in the European Union, and we maintain our books and records in euros. We have presented results of operations in euros. In this prospectus supplement, financial figures included in or extracted from our consolidated financial statements have been translated in accordance with the guidelines under IFRS. For convenience of the reader, this prospectus supplement also includes other translations from euros to U.S. dollars and U.S. dollars to euros. Unless specified as of a specific date, or otherwise indicated, translations from euros to U.S. dollars and from U.S. dollars to euros were made at a rate of €0.847 to $1.00, the official exchange rate quoted by the European Central Bank at the close of business on September 30, 2017. Our preliminary unaudited cash and cash equivalents as of December 31, 2017 disclosed under “Prospectus supplement summary—Recent Developments” above is based on the exchange rates reported by the European Central Bank, Danmarks Nationalbank and the Bank of England, as applicable, at the close of business on December 31, 2017. As of February 21, 2018, the official exchange rate of euros to U.S. dollars was €0.812 to $1.00. Such U.S. dollar amounts are not necessarily indicative of the actual amounts of U.S. dollars which could have been actually purchased on exchange of euro on the dates indicated. The rates set forth below are provided solely for your convenience and may differ from the actual rates used in the preparation of our consolidated financial statements and other financial data included in or incorporated by reference into this prospectus supplement.

The following table presents information on the exchange rates between the euro and the U.S. dollar for the periods indicated:

	Period end	Average for period	Low	High
			(€ per U.S. dollar)

Year Ended December 31
2013	0.726	0.723	0.724	0.783
2014	0.822	0.754	0.717	0.822
2015	0.913	0.904	0.824	0.948
2016	0.949	0.904	0.864	0.965
2017	0.834	0.887	0.829	0.963

Month Ended
August 31, 2017	0.846	0.847	0.830	0.855
September 30, 2017	0.847	0.840	0.829	0.852
October 31, 2017	0.859	0.850	0.844	0.862
November 30, 2017	0.844	0.853	0.837	0.865
December 31, 2017	0.834	0.845	0.834	0.852
January 31, 2018	0.803	0.821	0.803	0.838
February 2018 (through February 21, 2018)	0.812	0.808	0.800	0.816

Price range of American Depositary Shares

The ADSs have been listed on The Nasdaq Global Select Market under the symbol “ASND” since January 28, 2015. Prior to that date, there was no public trading market for the ADSs or our ordinary shares. Our initial public offering was priced at $18.00 per ADS on January 27, 2015. The following table sets forth for the periods indicated the high and low sales prices per ADS as reported on The Nasdaq Global Select Market:

	Per ADS
	High	Low

Year Ended December 31,
2015 (from January 28,2015 through December 31, 2015)	$23.81	$14.75
2016	$21.79	$11.92
2017	$42.00	$19.60

Quarter Ended
March 31, 2016	$20.16	$12.99
June 30, 2016	$19.05	$11.92
September 30, 2016	$21.70	$12.34
December 31, 2016	$21.79	$17.15
March 31, 2017	$30.57	$19.60
June 30, 2017	$31.86	$21.95
September 30, 2017	$42.00	$25.50
December 31, 2017	$41.14	$31.56

Month Ended
August 31, 2017	$28.86	$26.43
September 30, 2017	$42.00	$26.30
October 31, 2017	$37.51	$31.56
November 30, 2017	$38.49	$33.33
December 31, 2017	$41.14	$35.41
January 31, 2018	$55.00	$38.28
February 2018 (through February 21, 2018)	$59.11	$48.00

On February 21, 2018, the last reported sale price of the ADSs on The Nasdaq Global Select Market was $58.00 per ADS.

Use of proceeds

We estimate that the net proceeds from the sale of 3,947,368 ADSs in this offering will be approximately $210.8 million (or approximately $242.5 million if the underwriters exercise their option to purchase an additional 592,105 ADSs in full), based on the public offering price of $57.00 per ADS, after deducting the underwriting commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering to support clinical development, regulatory approval and commercial preparations for TransCon GH, to fund development of our other rare disease endocrinology programs, including TransCon PTH and TransCon CNP, to identify and progress development of new product candidates including in new therapeutic areas, to strengthen our TransCon technology and for working capital and general corporate purposes.

Based on our planned use of our net proceeds from this offering, we currently estimate that such funds, together with existing cash and cash equivalents, will be sufficient to fund our operations for at least the next twelve months. We have based this estimate on assumptions that may prove to be wrong, and we could use these available capital resources sooner than we currently expect. It is possible that we will not achieve the progress that we expect because the actual costs and timing of drug development, including obtaining regulatory approvals, are difficult to predict and are subject to substantial risks and delays.

Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. As such, our senior management will retain discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including unforeseen delays or problems in the clinical development process and in the development of our manufacturing and supply chain.

Dividend policy

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

Description of share capital

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association, the registration rights agreement entered into in December 2014 to which we and certain shareholders are parties, as amended, or the 2014 Registration Rights Agreement, the registration rights agreement entered into in December 2015 to which we and certain ADS holders are parties or the 2015 Registration Rights Agreement, and relevant provisions of the Danish Companies Act (in Danish: Selskabsloven). Because the following is only a summary, it does not contain all of the information that may be important to you. The summary includes certain references to and descriptions of material provisions of our articles of association, the 2014 Registration Rights Agreement, the 2015 Registration Rights Agreement and Danish law in effect as of the date of this prospectus supplement. The summary below does not purport to be complete and is qualified in its entirety by reference to applicable Danish Law and our articles of association, the 2014 Registration Rights Agreement and the 2015 Registration Rights Agreement, copies of which are incorporated by reference into the registration statement of which this prospectus supplement forms a part. Further, please note that ADS holders are not treated as our shareholders and do not have rights as a shareholder. For more information regarding the rights of ADS holders, see “Description of American Depositary Shares” in the accompanying prospectus.

General

Our company was incorporated on September 21, 2006 as a private limited liability company (in Danish: Anpartsselskab, or ApS) under Danish law and is registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 29918791. On December 17, 2007, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). Our company’s headquarters and registered office is Tuborg Boulevard 5, DK-2900 Hellerup, Denmark.

Development of the share capital

As of December 31, 2016, our registered, authorized, fully paid, issued and outstanding share capital was 32,421,121 ordinary shares, or shares. As of September 30, 2017, our registered, authorized, fully paid, issued and outstanding share capital was 36,366,051 shares. The development of our share capital since our inception is set forth in the table below.

Date	Transaction	Share capital after transaction (in DKK)	Share class after the increase	Price per share
September 2006	Formation	500,000		€0.0350
November 2007	Cash contribution	638,740	638,740 ordinary A shares	€0.0350
December 2007	Cash contribution Contribution in kind	6,070,032	1,293,700 ordinary A shares 1,099,932 preference B shares 3,676,400 preference C shares	€2.6483
December 2008	Cash contribution	9,090,908	1,293,700 ordinary A shares 1,099,932 preference B shares 6,697,276 preference C shares	€2.6483
June 2010	Debt conversion	10,105,560	1,293,700 ordinary A shares 1,099,932 preference B shares 7,711,928 preference C shares	€2.6483
May 2011	Debt conversion	10,801,948	1,293,700 ordinary A shares 1,099,932 preference B shares 8,408,316 preference C shares	€7.9962

Date	Transaction	Share capital after transaction (in DKK)	Share class after the increase	Price per share
November 2014	Cash contribution	16,935,780	1,293,700 ordinary A shares 1,099,932 preference B shares 8,408,316 preference C shares 6,133,832 preference D shares	€8.0602
February 2015	Cash contribution	23,835,780	23,835,780 ordinary shares	$18.00
May/June 2015	Cash contribution	24,196,826	24,196,826 ordinary shares	€3.16	*
August/September 2015	Cash contribution	25,128,242	25,128,242 ordinary shares	€3.34	*
April/May 2016	Cash contribution	25,193,221	25,193,221 ordinary shares	€7.86	*
September 2016	Cash contribution	25,209,534	25,209,534 ordinary shares	€7.90	*
October 2016	Cash contribution	31,525,323	31,525,323 ordinary shares	$19.00
November 2016	Cash contribution	32,387,201	32,387,201 ordinary shares	$19.00
December 2016	Cash contribution	32,421,121	32,421,121 ordinary shares	$7.39	*
March 2017	Cash contribution	32,502,555	32,502,555 ordinary shares	$8.39	*
August 2017	Cash contribution	32,544,151	32,544,151 ordinary shares	$11.47	*
September 2017	Cash contribution	36,366,051	36,366,051 ordinary shares	$35.36	*

*	Based on a weighted-average price per share from warrant exercises.

Authorizations to our board of directors

As of the date of this prospectus supplement, our board of directors is authorized to increase the share capital as follows:

•

Our board of directors is authorized to increase our share capital (i) by up to 15,630,000 shares without pre-emptive subscription rights for existing shareholders in connection with cash contributions, debt conversion and contributions in kind, provided, however, that the capital increases are carried out at market value and (ii) by up to 15,000,000 shares, with pre-emptive subscription rights for existing shareholders in connection with cash contributions. This authorization is valid until May 23, 2022.

•

Our board of directors is authorized to issue an additional 1,539,592 warrants and to increase our share capital by up to 1,539,592 shares without pre-emptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof. Our board of directors cannot issue warrants pursuant to this authorization to the extent that already issued and still outstanding warrants under this authorization amount to 20% or more of our share capital. This authorization is valid until December 31, 2019.

•

Our board of directors is, without pre-emptive rights for the existing shareholders, authorized to obtain loans against issuance of convertible bonds which confer the right to subscribe up to 5,000,000 shares. The convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of our board of directors. The loans shall be paid in cash and our board of directors shall determine the terms and conditions for the convertible bonds. This authorization is valid until December 31, 2019.

•

Our board of directors is authorized at one or more times to increase the Company’s share capital in favor of its employees and the employees of its subsidiaries with up to nominal DKK 500,000 without pre-emptive subscription rights for the Company’s shareholders. This authorization is valid until May 23, 2021.

If our board of directors exercises its authorizations in full, and all warrants and convertible debt instruments are exercised fully (not including already issued warrants), then our share capital will amount to 74,653,884 shares consisting of 74,653,884 shares with a nominal value of DKK 1 each.

At the extraordinary general meeting held on January 23, 2015, our shareholders authorized our board of directors to allow us to acquire up to 1,000,000 shares of our share capital as treasury shares at a price corresponding to +/-10% of the listed share price at the time of the acquisition. The authorization is valid until December 31, 2019. The authorization can be used to purchase treasury shares directly and/or to acquire ADSs. As of the date of this prospectus supplement, we have not used this authorization.

The ADSs

The ADSs are listed on The Nasdaq Global Select Market under the symbol “ASND.”

Our warrants

We have established warrant incentive programs for members of our board of directors, our senior management, other employees, consultants and advisors.

As of December 31, 2016, there were outstanding 3,691,765 warrants to subscribe for our ordinary shares. As of September 30, 2017, there were outstanding 3,698,895 warrants to subscribe for our ordinary shares. Each warrant confers the right to subscribe for one ordinary share. Our warrants have previously been granted, on the dates, and with exercise prices as set forth below:

Grant date	Vesting Period	Expiration date	Exercise price	Warrants previously granted	Outstanding warrants vested or subject to future vesting
September 10, 2008	24 - 36 months	September 15, 2015	€2.6483	623,880	—
March 19, 2009	24 - 36 months	September 15, 2015	€2.6483	331,020	—
December 9, 2009	36 months	September 15, 2015	€2.6483	170,908	—
December 13, 2011	36 months	September 15, 2015	€7.9962	58,000	—
October 8, 2012	36 months	September 15, 2015	€7.9962	66,000	—
December 3, 2012	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	690,604	637,255
March 19, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	28,400	3,400
June 27, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	87,488	67,322
September 24, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	56,000	8,959

Grant date	Vesting Period	Expiration date	Exercise price	Warrants previously granted	Outstanding warrants vested or subject to future vesting
December 5, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	12,000	12,000
January 16, 2014	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	132,592	2,000
March 6, 2014	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	28,000	28,000
June 19, 2014	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	168,008	86,296
November 26, 2014	48 months	21 days following our interim report (nine-month report) in 2023	€6.4775	566,504	495,257
December 18, 2015	48 months	December 18, 2025	$16.99	1,022,908	964,855
March 15, 2016	48 months	March 15, 2026	$18.14	178,500	176,052
May 10, 2016	48 months	May 10, 2026	$15.68	42,500	38,907
June 9, 2016	48 months	June 9, 2026	$13.59	58,000	58,000
July 12, 2016	48 months	July 12, 2026	$12.97	2,500	2,500
August 9, 2016	48 months	August 9, 2026	$14.50	129,000	129,000
November 8, 2016	48 months	November 8, 2026	$19.34	9,000	9,000
December 14, 2016	24 - 48 months	December 14, 2026	$20.67	783,000	754,592
January 10, 2017	48 months	January 10, 2027	$20.72	16,000	16,000
February 14, 2017	48 months	February 14, 2027	$26.01	5,000	5,000
March 14, 2017	48 months	March 14, 2027	$28.54	27,000	27,000
April 11, 2017	48 months	April 11, 2027	$27.48	36,000	36,000
May 9, 2017	48 months	May 9, 2027	$27.65	3,000	3,000
June 13, 2017	48 months	June 13, 2027	$22.76	40,500	40,500
July 11, 2017	48 months	July 11, 2027	$27.99	2,500	2,500
August 8, 2017	48 months	August 8, 2027	$27.81	6,500	6,500
September 12, 2017	48 months	September 12, 2027	$29.45	89,000	89,000
October 10, 2017	48 months	October 10, 2027	$36.14	9,000	9,000
November 14, 2017	48 months	November 14, 2027	$35.50	4,000	4,000
December 12, 2017	24 - 48 months	December 12, 2027	$37.18	957,500	957,500
January 9, 2018	48 months	January 9, 2028	$46.00	14,000	14,000
February 13, 2018	48 months	February 13, 2028	$51.37	25,000	25,000

As of September 30, 2017, 19,580 of the warrants included in the table above under the heading “Warrants Previously Granted” have been cancelled by our board of directors because these warrants were held by individuals who no longer performed services for us. Further, 197,065 of the warrants included in the table above under the heading “Warrants Previously Granted” are unvested and held by individuals who are no longer performing services for the Company and therefore the Company does not believe such warrants will vest. Also, 2,168 of the warrants included in the table above under the heading “Warrants Previously Granted” have expired without being exercised. Finally, 1,552,604 of the warrants included in the table above under the heading “Warrants Previously Granted” have been exercised and are no longer outstanding. As of December 31, 2016 the weighted-average subscription price per share per outstanding warrant was approximately €13.05, or $13.75 (based on the exchange rate reported by the European Central Bank on December 31, 2016). As of September 30, 2017, the weighted-average subscription price per share per outstanding warrant is approximately €13.82, or $16.32 (based on the exchange rate reported by the European Central Bank on September 30, 2017).

Vesting principles generally

All warrants have been issued by the general meeting or by our board of directors pursuant to valid authorizations in our articles of association and the terms and conditions have, in accordance with the Danish Companies Act, been incorporated in our articles of association. The description below merely contains a summary of the applicable terms and conditions and does not purport to be complete. Warrants issued vest, in general, at a rate of 1/24th or 1/48th per month from the date of grant. Moreover, all warrants may vest fully in accordance with their terms in the event that we are merged as the discontinuing company or demerged or if more than 50% of our share capital is sold or is part of a share swap. The warrants issued are subject to certain restrictions on exercise as further described below.

Vesting principles for the senior management and employees

Generally, warrants cease to vest upon termination of the warrantholder’s employment relationship with us in the event that (i) a warrantholder resigns without this being due to our breach of the employment contract or (ii) we terminate the employment relationship with cause. In the event that (i) the warrantholder resigns due to our breach of the employment contract or (ii) we terminate the employment relationship without cause, the warrants will continue to vest as they normally would have vested had the employee remained employed.

Vesting principles for board members, consultants and advisors

Vesting of warrants issued to board members, consultants and advisors is conditional upon the warrantholder’s continuous service as a board member, consultant or advisor, respectively.

Exercise principles

Generally, in the event that we terminate the employment, consultancy or board relationship with cause, the warrantholder will be entitled to exercise already vested warrants in the first exercise period after termination. If the first exercise period after termination falls within three months of the termination date, the warrantholder shall additionally, be entitled to exercise in the following exercise period.

In the event that (i) the warrantholder terminates the employment, consultancy or board relationship for any reason or (ii) we terminate the employment, consultancy or board relationship without cause, the warrantholder may continue to exercise the warrants as if the service relationship had remained unchanged. However, pursuant to the terms of certain warrants, if the warrantholder is a board member or consultant, the exercise of warrants is generally conditional upon the service relationship continuing at the time of exercise unless the relationship ceases other than due to the warrantholder’s actions.

Exercise periods

Vested warrants may be exercised during certain exercise periods each year. For 845,232 outstanding warrants, there are two annual exercise periods that continue for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). For these warrants, the last exercise period is 21 days from and including the day after the publication of our interim report for the first half of 2023. For 495,257 outstanding warrants granted in connection with our preference D financing, there are four annual exercise periods that continue for 21 days following the day of publication of (i) our interim report (three-month report); (ii) the annual report notification—or if such notification is not published—the annual report; (iii) our interim report (six-month report); and (iv) our interim report (nine-month report). For these warrants, the last exercise period is 21 days following the publication of our interim report (nine-month report) in 2023. For 2,358,406 outstanding warrants granted on or after December 18, 2015, there are four annual exercise periods; each exercise period begins two full trading days after the publication of the public release of our earnings data of a fiscal quarter and continues until the end of the second-to-last trading day in which quarter the relevant earnings release is published.

In the event of liquidation, a merger, a demerger or a sale or share exchange of more than 50% of our share capital, the warrantholders may be granted an extraordinary exercise period immediately prior to the transaction in which warrants may be exercised.

Adjustments

Warrantholders are entitled to an adjustment of the number of warrants issued and/or the exercise price applicable in the event of certain corporate changes. Events giving rise to an adjustment include, among other things, increases or decreases to our share capital at a price below or above market value, respectively, the issuance of bonus shares, changes in the nominal value of each share, and payment of dividends in excess of 10% of the Company’s equity capital.

For the purpose of implementing the capital increases necessary in connection with the exercise of warrants, our board of directors has been authorized to increase our share capital by one or more issuances of shares with a total nominal value corresponding to the number of warrants issued upon cash payment of the exercise price without any pre-emptive subscription rights to existing shareholders.

Registration rights

Under the 2014 Registration Rights Agreement, as of September 30, 2017, the owners of approximately 8.6 million of our ordinary shares (or ADSs representing such shares) or their transferees, have the right to require us to register their shares under the Securities Act of 1933, as amended, or the Securities Act, so that those shares or ADSs may be publicly resold, or to include their shares or ADSs in certain registration statements we file, in each case as described below.

Under the 2015 Registration Rights Agreement, we were required to timely register with the SEC 1.0 million ordinary shares underlying 1.0 million ADSs (the “Fidelity Shares”), purchased by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub and Fidelity Stock Selector Small Cap Fund—Health Care Sub on December 14, 2015.

In accordance with our obligations under the 2015 Registration Rights Agreement and the 2014 Registration Rights Agreement, we filed a resale registration statement in February 2016 to register for resale the Fidelity Shares and ordinary shares owned by certain of the parties to the 2014 Registration Rights Agreement.

Unless our ordinary shares are listed on a national securities exchange or trading system and a market for our ordinary shares not held in the form of ADSs exists, any registrable securities sold pursuant to an exercise of the registration rights will be sold in the form of ADSs.

Form F-3 registration rights

Under the 2014 Registration Rights Agreement, as of September 30, 2017, the owners of approximately 8.6 million of our ordinary shares (or ADSs representing such shares) or their transferees, are entitled to certain Form F-3 registration rights. The holders of at least 25% of these shares can make a request that we register their ordinary shares on a registration statement on Form F-3 if we are eligible to file a registration statement on Form F-3 and if the aggregate price to the public of the shares or ADSs offered is at least $5.0 million (net of underwriting discounts and commissions and certain expenses). Additionally, we will not be required to effect a Form F-3 registration (i) during the period beginning 30 days prior to the filing and ending 90 days following the effectiveness of a company-initiated registration statement or (ii) more than twice within a twelve-month period.

In addition, the owners of the Fidelity Shares are entitled to registration of the Fidelity Shares on Form F-3 as described herein under the caption “Registration rights.”

Piggyback registration rights

Under the 2014 Registration Rights Agreement, as of September 30, 2017, in the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the owners of approximately 8.6 million of our ordinary shares or their transferees, will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, the offer and sale of debt securities, or corporate reorganizations or certain other transactions, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right to limit the number of shares such holders may include. The holders of these shares have waived such rights in connection with the filing of the registration statement of which this prospectus supplement forms a part and any offerings pursuant to such registration statement.

Expenses of registration

Under the 2014 Registration Rights Agreement, we agreed to pay certain registration expenses of the holders of the shares registered pursuant to the Form F-3 and piggyback registration rights described above, including the expenses of one counsel for the selling holders.

Under the 2015 Registration Rights Agreement, we agreed to pay certain registration expenses of the holders of the shares registered pursuant to the registration rights described above, excluding, among other things, the expenses of counsel for Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub and Fidelity Stock Selector Small Cap Fund—Health Care Sub.

Expiration of registration rights

Under the 2014 Registration Rights Agreement, the Form F-3 and piggyback registration rights described above will expire, with respect to any particular shareholder, upon the earlier of a change in control event, five years after the consummation of our initial public offering or when that shareholder can sell all of its shares (or ADSs representing such shares) under Rule 144 or Regulation S of the Securities Act during any three-month period.

Under the 2015 Registration Rights Agreement, the registration rights described above will expire upon the earlier of a change of control event, the disposition of the Fidelity Shares or when the Fidelity Shares can be sold under Rule 144 or Regulation S of the Securities Act during any three-month period.

Owners’ register

We are obligated to maintain an owners’ register (in Danish: ejerbog). The owners’ register is maintained by Computershare A/S (Company Registration (CVR) no. 27088899), our Danish share registrar and transfer agent. It is mandatory that the owners’ register is maintained within the European Union and that it is available to public authorities. Pursuant to the Danish Companies Act, public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to this provision, we file registrations with the Public Owners’ Register of the Danish Business Authority. Shareholders that exceed the ownership threshold must notify us and we will subsequently file the information with the Danish Business Authority. Reporting is further required upon reaching thresholds of 10%, 15%, 20%, 25%, 33 1/3%, 50%, 66 2/3%, 90% and 100%.

Articles of association and Danish corporate law

With respect to our articles of association, the following should be emphasized:

Objects clause

Our corporate object, as set out in article 3 of our articles of association, is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Summary of provisions regarding the board of directors and the executive board

Pursuant to our articles of association, our board of directors shall be elected by our shareholders at the general meeting and shall be composed of not less than three and no more than 10 members. With respect to the duration of the term which our board members severally hold office, the board of directors is classified into two classes as nearly equal in number as possible. Such classes consist of one class of directors (“Class I”) who were elected at the annual general meeting held in 2017 for a term expiring at the annual general meeting to be held 2019; and a second class of directors (“Class II”) who were elected at the annual general meeting held in 2016 for a term expiring at the annual general meeting to be held in 2018. The shareholders shall increase or decrease the number of directors, in order to ensure that the two classes shall be as nearly equal in number as possible; provided, however, that no decrease shall have the effect of shortening the term of any other director. At each annual general meeting beginning in 2016, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting held in the second year following the year of their election. Board members must retire from the board of directors at the annual general meeting following their 75th birthday. Board members are not required to own any shares of our share capital.

The board of directors shall appoint and employ an executive board consisting of one to five members to attend to our day-to-day management, and the board of directors shall determine the terms and conditions of the employment.

Voting rights

Each shareholder is entitled to one vote for each share owned at the time of any general meeting. As compared with Danish citizens, there are no limitations under the articles of association or under Danish law on the rights of foreigners or non-Danish citizens to hold or vote our shares.

Dividend rights

Our shareholders may at general meetings authorize the distribution of ordinary and extraordinary dividends. Our shareholders may not distribute dividends in excess of the recommendation from our board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward.

Our shareholders are eligible to receive any dividends declared and paid out. However, we have not to date declared or paid any dividends and we currently intend to retain all available financial resources and any earnings generated by our operations for use in the business and we do not anticipate paying any dividends in the foreseeable future. The payment of any dividends in the future will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects, applicable restrictions on the payment of dividends under Danish law and other factors that our board of directors may consider relevant.

See “Taxation” for a summary of certain tax consequences in respect of dividends or distributions to holders of our ordinary shares or the ADSs.

Pre-emptive subscription rights

Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. An increase in share capital can be resolved by the shareholders at a general meeting or by the board of directors pursuant to an authorization given by the shareholders. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations set forth above under the caption “Description of share capital—authorizations to our board of directors.”

Unless future issuances of new shares and/or pre-emptive rights are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.

Rights on liquidation

Upon a liquidation or winding-up of our company, shareholders will be entitled to participate, in proportion to their respective shareholdings, in any surplus assets remaining after payment of our creditors.

Limitations on holding of shares

There are no limitations on the right to hold shares under the articles of association or Danish law.

Liability to capital calls by us

Under our articles of association as well as the Danish Companies Act, our shareholders are not obligated to pay further amounts to us. All our shares are fully-paid.

Sinking fund provisions

There are no sinking fund provisions or similar obligations relating to our ordinary shares.

Disclosure requirements

Pursuant to Section 55 of the Danish Companies Act, a shareholder is required to notify us when such shareholder’s stake represents 5% or more of the voting rights in our company or the nominal value accounts for 5% or more of the share capital, and when a change of a holding already notified entails that the limits of 5%, 10%, 15%, 20%, 25%, 50%, 90% or 100% and the limits of one-third and two-thirds of the share capital’s voting rights or nominal value are reached or are no longer reached. The notification shall be given within two weeks following the date when the limits are reached or are no longer reached.

The notification shall provide information about the full name, address or, in the case of undertakings, registered office, the number of shares and their nominal value and share classes as well as information about the basis on which the calculation of the holdings has been made. In the event that the shareholder is a non-resident company or citizen of Denmark, the notification shall include documentation, which clearly identifies the owner. The company shall cause the notification to be entered in the owners’ register.

Upon the implementation of adopted legislation in Denmark, we will be obligated to collect and store for a period of at least five years certain information regarding the beneficial owners of shares in the Company. A beneficial owner is a physical person that directly or indirectly controls a shareholder. The Company shall cause such information to be registered with the Danish Business Authority.

The legal status of the notification obligations is not fully clarified in relation to ADS holders and an ADS holder may be subject to such obligations.

General meetings

The general meeting of shareholders is the highest authority in all matters, subject to the limitations provided by Danish law and the articles of association. The annual general meeting shall be held in the Greater Copenhagen area not later than the end of May in each year.

At the annual general meeting, the audited annual report is submitted for approval, together with the proposed appropriations of profit/treatment of loss, the election of the board of directors and election of our auditors. In addition, the board of directors reports on our activities during the past year.

General meetings are convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice by letter, fax or by e-mail. A convening notice will also be forwarded to shareholders recorded in our owners’ register, who have requested such notification and by publication in the Danish Business Authority’s computerized information system and on the company’s website.

At the latest, two weeks before a general meeting (inclusive of the day of the general meeting), we shall make the following information and documents available on our webpage:

•	the convening notice,

•	the documents that shall be presented at the general meeting, and
•	the agenda and the complete proposals.

Shareholders are entitled to attend general meetings, either in person or by proxy, and they or their proxy may be accompanied by one advisor. A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder holds on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder holds are calculated on the registration date on the basis of the registration of ownership in the owners’ register as well as notifications concerning ownership which the Company has received with a view to update the ownership in the owners’ register. In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from us no later than three days in advance of the general meeting.

Any shareholder is entitled to submit proposals to be discussed at the general meetings. However, proposals by the shareholders to be considered at the annual general meeting must be submitted in writing to the board of directors not later than six weeks before the annual general meeting.

Extraordinary general meetings must be held upon resolution of an annual general meeting to hold such a meeting or upon request of the board of directors, our auditors or shareholders representing at least 1/20 of the registered share capital or such lower percentage as our articles of association may provide. Our articles of association do not state such lower percentage.

Holders of ADSs are not entitled to directly receive notices or other materials or to attend or vote at general meetings.

Resolutions in general meetings

Resolutions made by the general meeting generally may be adopted by a simple majority of the votes cast, subject only to the mandatory provisions of the Danish Companies Act and our articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose or increase any obligations of the shareholders towards the company require unanimity.

Quorum requirements

There are no quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Squeeze out

According to Section 70 of the Danish Companies Act, shares in a company may be redeemed in full or in part by a shareholder holding more than nine-tenths of the shares and the corresponding voting rights in the company. Furthermore, according to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder holding more than nine-tenths of the shares and the corresponding voting rights to redeem the minority shareholder’s shares.

Danish rules intended to prevent market abuse

As of July 3, 2016, EU Regulation No 596/2014 on market abuse entered into force and Chapter 10 of the Danish Securities Trading Act was repealed. Pursuant to said Chapter 10, we had adopted an internal code on inside information in respect of the holding of and carrying out of transactions by our board of directors and executive officers and employees in the shares or ADSs or in financial instruments the value of which is determined by the value of the ordinary shares or ADSs, and we had drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and had informed such persons of the rules on insider trading and market manipulation, including the sanctions which could be imposed in the event of a violation of those rules. However, said EU Regulation No 596/2014 on market abuse imposes no such requirements on us and we have therefore taken steps to abandon our previous practice.

Limitation on liability

Under Danish law, members of the board of directors or senior management may be held liable for damages in the event that loss is caused due to their negligence. They may be held jointly and severally liable for damages to the company and to third parties for acting in violation of the articles of association and Danish law.

According to the Danish Companies Act, the general meeting is allowed to discharge our board members and members of our senior management from liability for any particular financial year based on a resolution relating to the financial statements. This discharge means that the general meeting will discharge such board members and members of our senior management from liability to us; however, the general meeting cannot discharge any claims by individual shareholders or other third parties.

Additionally, we intend to enter, or have entered, into agreements with our board members and members of our senior management, pursuant to which, subject to limited exceptions, we will agree, or have agreed, to indemnify such board members and members of senior management from civil liability, including (i) any damages or fines payable by them as a result of an act or failure to act in the exercise of their duties currently or previously performed by them; (ii) any reasonable costs of conducting a defense against a claim; and (iii) any reasonable costs of appearing in other legal proceedings in which such individuals are involved as current or former board members or members of senior management.

There is a risk that such agreement will be deemed void under Danish law, either because the agreement is deemed contrary to the rules on discharge of liability in the Danish Companies Act, as set forth above, because the agreement is deemed contrary to sections 19 and 23 of the Danish Act on Damages, which contain mandatory provisions on recourse claims between an employee (including members of our senior management) and us, or because the agreement is deemed contrary to the general provisions of the Danish Contracts Act.

In addition to such indemnification, we provide our board members and senior management with directors’ and officers’ liability insurance.

Comparison of Danish corporate law and our articles of association and Delaware corporate law

The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly traded companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus supplement. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporate law, including the Delaware General Corporation Law. Further, please note that ADS holders will not be treated as our shareholders and will not have any shareholder rights.

Duties of board members

Denmark.    Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with an executive board/management being responsible for the day-to-day operations. Each board member and member of the executive board/management is under a fiduciary duty to act in the interest of the company, but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence whether shareholders, creditors or the company itself suffers such losses. They may also be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to negligence and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.

Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Terms of the members of our board of directors

Denmark.    Under Danish law, the members of the board of directors of a limited liability company are generally appointed for an individual term of one year. There is no limit on the number of consecutive terms the board members may serve. Pursuant to our articles of association, our board members are appointed by the general meeting of shareholders for a term of two years and are divided into two classes. Election of board members is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting.

At the general meeting, shareholders are entitled at all times to dismiss a board member by a simple majority vote.

It follows from Section 140 of the Danish Companies Act that in limited liability companies that have employed an average of at least 35 employees in the preceding three years, the employees are entitled to elect a minimum of two representatives and alternate members to the company’s board of directors up to one half the number of the shareholder elected directors. If the number of representatives to be elected by the employees is not a whole number, such number must be rounded up.

Our company currently employs more than an average of 35 employees and has done so since 2016. Consequently, if this continues, our employees will in 2018 be entitled to demand representation on our board of directors. The question will, upon request from the employees, be put to a popular vote among the employees. If more than half of the employees (regardless whether they participate in the vote) vote in favor of having representation, we must organize an election process.

Additionally, Section 141 of the Danish Companies Act allows for group representation on the board of directors of our Company, i.e. that employees of our Danish subsidiaries may demand representation on our board. However, our Danish subsidiaries do not currently have employees. The employees of Ascendis Pharma, Inc., and the employees of our other foreign subsidiary, Ascendis Pharma GmbH, may only demand representation on our board of directors provided that our general meeting adopts a resolution to that effect.

Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Board member vacancies

Denmark.    Under Danish law, in the event of a vacancy, new board members are elected by the shareholders in a general meeting. Thus, a general meeting will have to be convened to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the number of the remaining board members is more than two, and provided that the remaining board members can still constitute a quorum. It is only a statutory requirement to convene a general meeting to fill vacancies if the number of remaining members on the board is less than three.

Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

Denmark.    Under Danish law, board members may not take part in any matter or decision-making that involves a subject or transaction in relation to which the board member has a conflict of interest with us.

Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by board members

Denmark.    In the event that a board member in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. Unless the board of directors has decided otherwise, or as otherwise is set out in the articles of association, the board member in question may grant a power of attorney to another board member, provided that this is considered safe considering the agenda in question.

Delaware.    A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder rights

Notice of meeting

Denmark.    According to the Danish Companies Act, general meetings in limited liability companies shall be convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice as set forth in the articles of association. A convening notice shall also be forwarded to shareholders recorded in our owners’ register, who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.

Delaware.    Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Voting rights

Denmark.    Each ordinary share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

Denmark.    According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever our board of directors or our appointed auditor requires. In addition, one or more shareholders representing at least 1/20th of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is forwarded, the board of directors shall convene the general meeting within two weeks thereafter.

All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are forwarded at the latest six weeks prior thereto. In the event that the proposal is received at a later date, the board of directors will decide whether the proposal has been forwarded in due time to be included on the agenda.

Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

Denmark.    Under Danish law, it is permissible for shareholders to take action and pass resolutions by written consent in the event of unanimity; however, this will normally not be the case in listed companies and for a listed company, this method of adopting resolutions is generally not feasible.

Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

Denmark.    The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemptions rights according to the Danish Companies Act.

According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital and votes to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital and votes may, according to Section 70 of the same act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger are, according to Sections 286 and 306 of the Danish Companies Act, entitled to have their shares redeemed.

Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

Denmark.    Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.

Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

Denmark.    Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such company may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of its own capital provided that the board of directors has been authorized thereto by the shareholders acting in a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Shares may generally only be acquired using distributable reserves.

Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover provisions

Denmark.    Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights, (ii) specific requirements to register the shares named in the company’s owners register and (iii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions.

Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•

after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.

Inspection of books and records

Denmark.    According to Section 150 of the Danish Companies Act, a shareholder may request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with simple majority, one or more investigators are elected. If the proposal is not approved by simple majority but 25% of the share capital votes in favor, then the shareholder can request the court to appoint an investigator.

Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.

Pre-emptive rights

Denmark.    Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Description of share capital.”

Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.

Delaware.    Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

Denmark.    Under Danish law, the distribution of ordinary and extraordinary dividends requires the approval of a company’s shareholders at a company’s general meeting. The shareholders may not distribute dividends in excess of the recommendation from the board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward. It is possible under Danish law to pay out interim dividends. The decision to pay out interim dividends shall be accompanied by a balance sheet, and the board of directors determine whether it will be sufficient to use the balance sheet from the annual report or if an interim balance sheet for the period from the annual report period until the interim dividend payment shall be prepared. If interim dividends are paid out later than six months following the financial year for the latest annual report, an interim balance sheet showing that there are sufficient funds shall always be prepared.

Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder vote on certain reorganizations

Denmark.    Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the represented share capital. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith and demergers. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.

Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

However, under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Amendments to governing documents

Denmark.    All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.

Delaware.    Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

Transfer agent and registrar

The transfer agent and registrar for the ADSs is The Bank of New York Mellon. The principal executive office of The Bank of New York Mellon is 225 Liberty Street, New York, New York 10286.

Taxation

Danish tax considerations

The following discussion describes the material Danish tax consequences under present law of an investment in the ADSs (representing our ordinary shares). The summary is for general information only and does not purport to constitute exhaustive tax or legal advice. It is specifically noted that the summary does not address all possible tax consequences relating to an investment in the ADSs. The summary is based solely on the tax laws of Denmark in effect on the date of this prospectus supplement. Danish tax laws may be subject to change, possibly with retroactive effect.

The summary does not cover investors to whom special tax rules apply, and, therefore, may not be relevant, for example, to investors subject to the Danish Tax on Pension Yields Act (i.e., pension savings), professional investors, certain institutional investors, insurance companies, pension companies, banks, stockbrokers and investors with tax liability on return on pension investments. The summary does not cover taxation of individuals and companies who carry on a business of purchasing and selling shares. The summary only sets out the tax position of the direct owners of the ADSs and further assumes that the direct investors are the beneficial owners of the ADSs and any dividends thereon. Sales are assumed to be sales to a third party.

Potential investors in the ADSs are advised to consult their tax advisors regarding the applicable tax consequences of acquiring, holding and disposing of the ADSs based on their particular circumstances.

Investors who may be affected by the tax laws of other jurisdictions should consult their tax advisors with respect to the tax consequences applicable to their particular circumstances as such consequences may differ significantly from those described herein.

It is currently not clear under the Danish tax legislation or case law how the ADSs are to be treated. When considering the taxation, it is assumed that for Danish tax purposes holders of ADSs should be treated as holders of shares.

Taxation of Danish tax resident holders of the ADSs

Sale of the ADSs (individuals)

Gains from the sale of shares are taxed as share income at a rate of 27% on the first DKK 52,900 (for cohabiting spouses, a total of DKK 105,800) and at a rate of 42% on share income exceeding DKK 52,900 (for cohabiting spouses over DKK 105,800). Such amounts are subject to annual adjustments and include all share income (i.e., all capital gains and dividends derived by the individual or cohabiting spouses, respectively).

Gains and losses on the sale of shares are calculated as the difference between the purchase price and the sales price. The purchase price is based on the average purchase price paid for shares in the company (i.e., not the purchase price for each share).

Losses on non-listed shares may be offset against other share income, (i.e., received dividends and capital gains on the sale of shares). Unused losses will automatically be offset against a cohabiting spouse’s share income. In case the share income becomes negative, a negative tax on the share income will be calculated and offset against the individual’s other final taxes. Unused negative tax on share income will be offset against a cohabiting spouse’s final taxes. If the negative tax on share income cannot be offset against a cohabiting spouse’s final taxes, the negative tax can be carried forward indefinitely and offset against future year’s taxes.

Losses on the sale of listed shares can only be offset against other share income deriving from listed shares (i.e., dividends and capital gains on the sale of listed shares). Unused losses will automatically be offset against a cohabiting spouse’s share income deriving from listed shares and any additional losses can be carried forward and offset against future share income deriving from listed shares.

Sale of the ADSs (companies)

For the purpose of taxation of sales of shares made by shareholders (Companies), a distinction is made between Subsidiary Shares, Group Shares, Tax-Exempt Portfolio Shares and Taxable Portfolio Shares (note that the ownership threshold described below is applied on the basis of the number of all shares issued by the company, and not on the basis of the number of the ADSs issued):

“Subsidiary Shares” is generally defined as shares owned by a shareholder holding at least 10% of the nominal share capital of the issuing company.

“Group Shares” is generally defined as shares in a company in which the shareholder of the company and the issuing company are subject to Danish joint taxation or fulfill the requirements for international joint taxation under Danish law (i.e., the company is controlled by the shareholder).

“Tax-Exempt Portfolio Shares” is generally defined as shares not admitted to trading on a regulated market owned by a shareholder holding less than 10% of the nominal share capital of the issuing company.

“Taxable Portfolio Shares” is defined as shares that do not qualify as Subsidiary Shares, Group Shares or Tax-Exempt Portfolio Shares.

Gains or losses on disposal of Subsidiary Shares and Group Shares and Tax-Exempt Portfolio Shares are not included in the taxable income of the shareholder, subject to certain anti-avoidance rules.

Special rules apply with respect to Subsidiary Shares and Group Shares in order to prevent exemption through certain holding company structures just as other anti-avoidance rules may apply. These rules will not be described in further detail.

Capital gains from the sale of Taxable Portfolio Shares admitted to trading on a regulated market are taxable at a rate of 22% irrespective of ownership period. Losses on such shares are generally deductible. Gains and losses on Taxable Portfolio Shares admitted to trading on a regulated market are taxable according to the mark-to-market principle (in Danish “lagerprincippet”).

According to the mark-to-market principle, each year’s taxable gain or loss on Taxable Portfolio Shares is calculated as the difference between the market value of the shares at the beginning and end of the tax year. Thus, taxation will take place on an accrual basis even if no shares have been disposed of and no gains or losses have been realized.

If the Taxable Portfolio Shares are sold or otherwise disposed of before the end of the income year, the taxable income of that income year equals the difference between the value of the Taxable Portfolio Shares at the beginning of the income year and the value of the Taxable Portfolio Shares at realization. If the Taxable Portfolio Shares are acquired and realized in the same income year, the taxable income equals the difference between the acquisition sum and the realization sum. If the Taxable Portfolio Shares are acquired in the income year and not realized in the same income year, the taxable income equals the difference between the acquisition sum and the value of the shares at the end of the income years.

A change of status from Subsidiary Shares/Group Shares/Tax-Exempt Portfolio Shares to Taxable Portfolio Shares (or vice versa) is for tax purposes deemed to be a disposal of the shares and a reacquisition of the shares at market value at the time of change of status.

Special transitional rules apply with respect to the right to offset capital losses realized by the end of the 2009 income year against taxable gains on shares in the 2010 income year or later.

Dividends (individuals)

Dividends paid to individuals who are tax residents of Denmark are taxed as share income, as described above. All share income must be included when calculating whether the amounts mentioned above are exceeded. Dividends paid to individuals are generally subject to 27% withholding tax.

Dividends (companies)

Dividends paid on both Tax-Exempt and Taxable Portfolio Shares are subject to the standard corporation tax rate of 22% irrespective of ownership period. However, only 70% of dividends paid on Tax-Exempt Portfolio Shares are subject to income taxation meaning the effective tax rate on dividends on Tax-Exempt Portfolio Shares is reduced to 15.4%.

Dividends received on Subsidiary Shares and Group Shares are tax-exempt irrespective of ownership period.

Taxation of shareholders residing outside Denmark

Sale of the ADSs (individuals and companies)

Holders of the ADSs not resident in Denmark are normally not subject to Danish taxation on any gains realized on the sale of shares, irrespective of the ownership period, subject to certain anti-avoidance rules seeking to prevent that taxable dividend payments are converted to tax exempt capital gains. If an investor holds the ADSs in connection with a trade or business conducted from a permanent establishment in Denmark, gains on shares may be included in the taxable income of such activities pursuant to the rules applying to Danish tax residents as described above.

Dividends (individuals)

Under Danish law, dividends paid in respect of shares are generally subject to Danish withholding tax at a rate of 27%. Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.

If the withholding tax rate applied is higher than the applicable final tax rate for the shareholder, a request for a refund of Danish tax in excess hereof can be made by the shareholder in the following situations:

Double taxation treaty

In the event that the shareholder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States, Switzerland and almost all members of the European Union. The treaty between Denmark and the United States generally provides for a 15% tax rate.

Credit under Danish tax law

If the shareholder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) of the company and the shareholder is tax resident in a state which has a double tax treaty or an international agreement, convention or other administrative agreement on assistance in tax matters according to which the competent authority in the state of the shareholder is obligated to exchange information with Denmark, dividends are subject to tax at a rate of 15%. If the shareholder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the shareholder together with related shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, why the shareholder must also claim a refund as described above in order to benefit from the reduced rate.

Where a non-resident of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

Dividends (companies)

Dividends from Subsidiary Shares are exempt from Danish withholding tax provided the taxation of the dividends is to be waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the jurisdiction in which the company investor is resident. If Denmark is to reduce taxation of dividends to a foreign company under a tax treaty, Denmark will not—as a matter of domestic law—exercise such right and will in general not impose any tax at all. Further, dividends from Group Shares—not also being Subsidiary Shares—are exempt from Danish withholding tax provided the company investor is a resident of the European Union or the EEA and provided the taxation of dividends should have been waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the country in which the company investor is resident had the shares been Subsidiary Shares.

Dividend payments on both Tax-Exempt and Taxable Portfolio Shares will generally be subject to withholding tax at a rate of 27% irrespective of ownership period. If the withholding tax rate applied is higher than the applicable final tax rate for the shareholder, a request for a refund of Danish tax in excess hereof can be made by the shareholder in the following situations:

Double taxation treaty

In the event that the shareholder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States and almost all members of the European Union. The treaty between Denmark and the United States generally provides for a 15% rate.

Credit under Danish tax law

If the shareholder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) in the company and the shareholder is resident in a jurisdiction with which Denmark has a double taxation treaty or an international agreement, convention or other administrative agreement on assistance in tax according to which the competent authority in the state of the shareholder is obligated to exchange information with Denmark, dividends are generally subject to a tax rate of 15%. If the shareholder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the shareholder together with related shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, hence, in this situation the shareholder must also in this situation claim a refund as described above in order to benefit from the reduced rate. Where a non-resident company of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

Share transfer tax and stamp duties

No Danish share transfer tax or stamp duties are payable on transfer of the shares.

Material U.S. federal income tax consequences to U.S. holders

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in the ADSs. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, the alternative minimum tax, or the Medicare contribution tax on net investment income, are not discussed. This summary applies only to investors who hold the ADSs as capital assets (generally, property held for investment) and who have the U.S. dollar as their functional currency. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and the income tax treaty between the United States and Denmark, or the Treaty, all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding the ADSs as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities, commodities or currencies;

•	partnerships, S corporations, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations;

•	persons who acquired the ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the ADSs being taken into account in an applicable financial statement;

•	persons that own or are deemed to own 10% or more of our ordinary shares, ADSs, and/or other equity by vote or value;

•	persons that hold their ADSs through a permanent establishment or fixed base outside the United States; and

•	persons deemed to sell the ADSs under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If you are a partner in a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) that holds the ADSs, your tax treatment generally will depend on your status and the activities of the partnership. Partnerships holding the ADSs and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for the U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.

Taxation of dividends and other distributions on the ADSs

Subject to the PFIC rules discussed below, the gross amount of any distribution to you with respect to the ADSs will be included in your gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of your tax basis in the ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect a distribution will generally be reported as ordinary dividend income for such purposes. Any dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

If we are eligible for benefits under the Treaty, dividends a U.S. Holder receives from us generally will be “qualified dividend income.” If certain holding period and other requirements, including a requirement that we are not a PFIC in the year of the dividend or the immediately preceding year, are met, qualified dividend income of an individual or other non-corporate U.S. Holder generally will be subject to preferential tax rates. You should consult your tax advisor regarding the availability of these preferential tax rates under your particular circumstances.

As discussed in “Taxation—Danish tax considerations,” payments of dividends by us may be subject to Danish withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Treaty is reduced to a maximum of 15%. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Danish taxes withheld by us, and as then having paid over the withheld taxes to the Danish taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from us with respect to the payment.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Subject to the discussion of the PFIC rules below, any tax withheld with respect to distributions on the ADSs at the rate applicable to a U.S. Holder may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs generally will constitute “passive category income.” The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of disposition of the ADSs

Subject to the PFIC rules discussed below, you will recognize gain or loss on any sale, exchange or other taxable disposition of an ADS equal to the difference between the amount realized (in U.S. dollars) on the disposition of the ADS and your tax basis (in U.S. dollars) in the ADS. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the ADS for more than one year at the time of sale, exchange or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss you recognize generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your tax advisor regarding the proper treatment of gain or loss in your particular circumstances.

Passive foreign investment company

Based on the market price of the ADSs and the value and composition of our income and assets, we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2016. However, the application of the PFIC rules is subject to uncertainty in several respects. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. Among other things, because (i) we currently own, and will own after the completion of this offering, a substantial amount of passive assets, including cash and (ii) the values of our assets (including our intangible assets) that generate non-passive income for PFIC purposes are uncertain and may vary substantially over time, we cannot assure you we will not be a PFIC for our taxable year ended December 31, 2017, our current taxable year and future taxable years. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income, or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs, which may fluctuate significantly. In addition, changes in the composition of our income or assets may cause us to become a PFIC.

If we are a PFIC for any year during which you hold the ADSs, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the ADSs, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs you hold. If such election is made, you will be deemed to have sold the ADSs you hold at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs will be treated as an excess distribution. Under these special tax rules, if you receive any excess distribution or realize any gain from a sale or other disposition of the ADSs:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs,

•	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if you hold the ADSs as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you will be deemed to own your proportionate share of any such lower-tier PFIC, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any “excess distribution” described above if we receive a distribution from such lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If you make a mark-to-market election for the ADSs, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except the lower applicable tax rates for qualified dividend income would not apply. If we cease to be a PFIC when you have a mark-to-market election in effect, gain or loss realized by you on the sale of the ADSs will be a capital gain or loss and taxed in the manner described above under “Taxation of disposition of the ADSs.”

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed and trade on The Nasdaq Global Select Market and, accordingly, provided the ADSs are regularly traded, if you are a holder of ADSs, the mark-to-market election would be available to you if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. A U.S. Holder should consult its tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs.

Information reporting and backup withholding

Dividend payments with respect to the ADSs and proceeds from the sale, exchange or other disposition of the ADSs may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional reporting requirements

Tax return disclosure obligations (and related penalties for failure to disclose) apply to certain U.S. Holders who hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the ADSs. U.S. Holders should consult their tax advisors regarding the possible implications of these tax return disclosure obligations.

Capitalization and indebtedness

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2017(1):

•	on an actual basis; and

•

on an as adjusted basis to give further effect to the issuance of 3,947,368 ADSs, representing 3,947,368 ordinary shares, in this offering based on the public offering price of $57.00 per ADS, after deducting the underwriting commissions and estimated offering expenses payable by us.

You should read this information together with our audited consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes, each incorporated by reference into this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus entitled “Where you can find more information.”

	As of September 30, 2017(1)
	Actual	As adjusted
(EUR ’000)	(unaudited)
Cash and cash equivalents	206,292	377,507

Equity:
Share capital	4,884	5,414
Distributable equity:
Share premium(2)	406,334	577,019
Foreign currency translation reserve(2)	(38)	(38)
Share-based payment reserve(2)	20,006	20,006
Accumulated deficit(2)	(229,036)	(229,036)

Total equity	202,150	373,365
Total debt	—	—

Total capitalization	202,150	373,365

(1)	Since September 30, 2017, we have issued 570,000 ordinary shares from exercise of the underwriters’ option to purchase additional ADSs pursuant to the underwriting agreement dated September 26, 2017 at a price of $35.50 per share and 48,241 ordinary shares from warrant exercises at a weighted-average exercise price of $9.14 per share, and on October 10, 2017, November 14, 2017, December 12, 2017, January 9, 2018 and February 13, 2018, we granted warrants to subscribe for an aggregate of 1,009,500 of our ordinary shares to our employees and other service providers.

(2)	The presentation of the equity components of our consolidated statement of financial position data has been updated compared to the presentation in our unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2017 as filed on November 16, 2017 to disclose share premium separately from accumulated deficit.

The outstanding share capital and distributable equity information in the table above, as of September 30, 2017, excludes the following:

•

570,000 ordinary shares issued on October 5, 2017 upon completion of the exercise of the underwriters’ option to purchase additional ADSs pursuant to the underwriting agreement dated September 26, 2017;

•

3,698,895 ordinary shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of €13.82 per share ($16.32), as of September 30, 2017 (based on the exchange rate reported by the European Central Bank on September 30, 2017); and

•	2,549,092 ordinary shares issuable upon exercise of warrants that we are authorized to issue in the future, as of September 30, 2017.

Dilution

If you invest in the ADSs in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per ADS in this offering and the net tangible book value per ADS after this offering. As of September 30, 2017, we had a historical net tangible book value of $244.6 million, or $6.73 per ADS. Our net tangible book value represents total consolidated tangible assets less total consolidated liabilities and, all divided by the number of ordinary shares outstanding on September 30, 2017.

After giving effect to the sale of the ADSs in this offering at the public offering price of $57.00 per ADS, and after deducting the underwriting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2017 would have been approximately $455.4 million, or $11.30 per ADS. This represents an immediate increase in as adjusted net tangible book value of $4.57 per ADS to existing shareholders and holders of ADSs and an immediate dilution in net tangible book value of $45.70 per ADS to new investors purchasing the ADSs in this offering. The following table illustrates this per ADS dilution:

Public offering price per ADS		$57.00
Net tangible book value per ADS as of September 30, 2017	$6.73
Increase per ADS attributable to new investors	4.57

As adjusted net tangible book value per ADS as of September 30, 2017, after giving effect to this offering		11.30

Dilution per ADS to new investors participating in this offering		$45.70

If the underwriters fully exercise their option to purchase additional ADSs, as adjusted net tangible book value as of September 30, 2017 after this offering would increase to approximately $11.91 per ADS, and there would be an immediate dilution of approximately $45.09 per ADS to new investors.

To the extent that outstanding warrants are exercised, investors purchasing the ADSs in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders and the holders of ADSs.

The number of ordinary shares to be outstanding after this offering is based on 36,366,051 ordinary shares outstanding as of September 30, 2017, and excludes the following, in each case as of such date:

•

570,000 ordinary shares issued on October 5, 2017 upon completion of the exercise of the underwriters’ option to purchase additional ADSs pursuant to the underwriting agreement dated September 26, 2017;

•

3,698,895 ordinary shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of €13.82 per share ($16.32), as of September 30, 2017 (based on the exchange rate reported by the European Central Bank on September 30, 2017); and

•	2,549,092 ordinary shares issuable upon exercise of warrants that we are authorized to issue in the future, as of September 30, 2017.

Underwriting

We are offering the ADSs described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Name	Number of ADSs
J.P. Morgan Securities LLC	1,381,579
Merrill Lynch, Pierce, Fenner & Smith Incorporated	789,474
Credit Suisse Securities (USA) LLC	789,474
Wells Fargo Securities, LLC	355,263
Stifel, Nicolaus & Company, Incorporated	355,263
Wedbush Securities Inc.	276,315

Total	3,947,368

The underwriters are committed to purchase all of the ADSs offered by us if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

Any purchases of ADSs by the underwriters pursuant to the underwriting agreement are carried out by the underwriters agreeing, severally and not jointly, to subscribe for ordinary shares and deposit such ordinary shares with the depositary, receiving in return the ADSs.

The underwriters propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $2.052 per ADS. After the initial offering of the ADSs to the public, the offering price and other selling terms may be changed by the underwriters. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 592,105 additional ADSs from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional ADSs. If any ADSs are purchased with this option to purchase additional ADSs, the underwriters will purchase ADSs in approximately the same proportion as shown in the table above. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.

The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is $3.42 per ADS. The following table shows the per ADS and total underwriting commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Without option to purchase additional ADSs exercise	With full option to purchase additional ADSs exercise
Per ADS	$3.42	$3.42
Total	$13,499,999	$15,524,998

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting commissions, will be approximately $700,000.

We have also agreed to reimburse the underwriters for up to $20,000 of expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to limited exceptions, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs, ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (collectively, the “Lock-Up Securities”) or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs, ordinary shares or other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement.

Our directors, executive officers and certain of our shareholders affiliated with our directors have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Lock-Up Securities, or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ADSs, ordinary shares or other securities, in cash or otherwise.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The ADSs, representing our ordinary shares, are listed on The Nasdaq Global Select Market under the symbol “ASND”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of the ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional ADSs referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of the ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting commissions received by them.

These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in the ADSs on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ADSs during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the ADSs to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European economic area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of ADSs may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ADSs shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any ADSs being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of ADSs in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Relevant Member State of ADSs which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member

States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor the accompanying prospectus, nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

This document:

•	does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.

As any offer of ADSs under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issue of the ADSs, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The ADSs have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the ADSs may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Bermuda

ADSs may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

British Virgin Islands

The ADSs may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of our company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

China

This document does not constitute a public offer of the ADSs, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The ADSs are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any ADSs or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Korea

The ADSs have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ADSs have been and will be offered in Korea as a private placement under the FSCMA. None of the ADSs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The ADSs have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the ADSs shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ADSs. By the purchase of the ADSs, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ADSs pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the ADSs has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the ADSs, as principal, if the offer is on terms that the ADSs may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ADSs is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement and the accompanying prospectus is subject to Malaysian laws. Neither this prospectus supplement nor the accompanying prospectus constitutes, nor may they be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, the ADSs are not offered, and the Offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

•

the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorised services provider or financial institution, acting as agent in the capacity of an authorised portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme (registered in South Africa); or

•	the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than R1,000,000.

This document does not, nor is it intended to, constitute an “offer to the public” (as that term is defined in the South African Companies Act, 2008 (the “SA Companies Act”) and does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. This document is not an “offer to the public” and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

If exchange controls are applicable, a South African resident person or company or any non-South African company which is a subsidiary of a South African company is not permitted to acquire the ADSs unless such person has obtained exchange control approval to do so.

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Exchange controls

There are no laws or regulations in Denmark that restrict the export or import of capital (except for certain investments in certain domains in accordance with applicable resolutions adopted by the United Nations or the European Union), including, but not limited to, foreign exchange controls, or which affect the remittance of dividends, interest or other payments to non-resident holders of our ordinary shares.

Validity of the securities

The validity of the issuance of the shares offered in this prospectus supplement and certain other matters of Danish law will be passed upon for us by Mazanti-Andersen Korsø Jensen, Advokatpartnerselskab, Copenhagen, Denmark. Certain matters of U.S. law will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Cooley LLP, San Francisco, California, and Kromann Reumert, Copenhagen, Denmark, are acting as counsel for the underwriters in connection with this offering.

Material changes

NOF Manufacturing and Supply Agreement

On December 21, 2017, we entered into a multi-year Manufacturing and Supply Agreement (the “NOF Agreement”) with NOF Corporation (“NOF”).

Under the NOF Agreement, NOF has agreed to manufacture and supply the mPEG Linker (the “NOF Product”) for our TransCon GH product candidate. We have agreed to purchase certain quantities of NOF Product. We may purchase NOF Product from other manufacturers and are not obligated to purchase NOF Product from NOF, other than certain quantities that have been forecasted by us in accordance with a mandatory rolling forecast that we must deliver to NOF from time to time.

The NOF Agreement is effective as of December 21, 2017. The initial term of the NOF Agreement terminates on December 31, 2025 unless earlier terminated. The parties may extend the initial term of NOF Agreement pursuant to a written agreement until five years following the finalization of NOF’s capacity expansion. After the expiration of the initial term of the NOF Agreement, the NOF Agreement continues until it is terminated. The NOF Agreement may be terminated (i) by either party for the other party’s assignment of the NOF Agreement for the benefit of creditors, insolvency, bankruptcy, liquidation, dissolution, or the taking of any action by the other party under an act for relief from creditors, (ii) by either party for the other party’s uncured material breach, (iii) by us after the initial term of the NOF Agreement with one year written notice, or (iv) by mutual agreement of the parties. In addition, the NOF Agreement may be terminated by us in the event of a change of fifty percent or more of the direct or indirect ownership of NOF or manufacturing facilities relevant to the NOF Agreement, if such ownership goes to a third party materially involved in the treatment of growth related disorders in humans. The NOF Agreement may also be terminated by either party for a continuing event of force majeure.

The NOF Agreement contains, among other provisions customary representations and warranties by us and NOF, grants certain limited license rights related to either party’s intellectual property in connection with the manufacturing and supply of NOF Product, provides for certain indemnification rights in favor of both parties and customary confidentiality provisions.

Medicom Manufacturing and Supply Agreement

On January 12, 2017, we entered into a multi-year Manufacturing and Supply Agreement (the “Medicom Agreement”) with Medicom Innovation Partner a/s (“Medicom”).

Under the Medicom Agreement, Medicom has agreed to manufacture and supply auto-injectors and needle adapters for auto-injector to be used with our TransCon GH product candidate. We have agreed to purchase certain quantities of auto-injectors and needle adapters, as determined by certain mandatory forecasts and rolling firm orders. Pursuant to the Medicom Agreement, Medicom is our exclusive manufacturer and supplier of auto-injectors, and non-exclusive manufacturer and supplier of needle adapters and packaging for auto-injectors and needle adapters.

The Medicom Agreement is effective as of January 12, 2017 and terminates on June 30, 2025 unless earlier terminated. We may extend the Medicom Agreement for an additional five years with notice no later than June 30, 2024. The Medicom Agreement may be terminated (i) commencing January 2021, by Medicom if we fail to purchase a sufficient number of auto-injectors, (ii) by Medicom if we are unwilling to pay a transfer price for the auto-injector allowing Medicom to earn a certain targeted markup, (iii) by either party with notice for the other party’s uncured material breach, insolvency, dissolution, or bankruptcy, or (iv) by us with notice in the event that all or substantial parts of Medicom’s activities are taken over by a third party marketing, manufacturing or developing products related to the injection therapies for the treatment of disease within the areas of: (i) pulmonary arterial hypertension and/or (ii) growth disorders in humans.

The Medicom Agreement contains, among other provisions customary representations and warranties by us and Medicom, grants certain limited license rights related to either party’s intellectual property in connection with the manufacturing and supply of the auto-injector and needle adapters, provides for certain indemnification rights in favor of both parties and customary confidentiality provisions.

Except as described in this prospectus supplement or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 and in our Form 6-Ks incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2016.

Experts

The consolidated financial statements incorporated into this prospectus supplement by reference to our Annual Report on Form 20-F for the year ended December 31, 2016, have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Statsautoriseret Revisionspartnerselskab are located at Weidekampsgade 6, 2300 Copenhagen, Denmark.

Enforcement of civil liabilities

Ascendis Pharma A/S, as well as its subsidiaries Ascendis Pharma, Ophthalmology Division A/S, Ascendis Pharma, Endocrinology Division A/S, Ascendis Pharma Bone Diseases A/S and Ascendis Pharma Growth Disorders A/S, are organized under the laws of Denmark, its wholly owned subsidiary Ascendis Pharma GmbH is incorporated under the laws of Germany, and its wholly owned subsidiary Ascendis Pharma, Inc. was formed under the laws of the State of Delaware, United States. Substantially all of our assets are located outside the United States. On a combined basis, the majority of our directors and officers reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States does not have a treaty with Denmark or Germany providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Accordingly, a final judgment for the payment of money rendered by a United States court based on civil liability may not be directly enforceable in Denmark or Germany. However, if the party in whose favor such final judgment is rendered brings a new lawsuit in a competent court in Denmark, that party may submit to the Danish court the final judgment that has been rendered in the United States. A judgment by a federal or state court in the United States will neither be recognized nor enforced by a Danish court but such judgment may serve as evidence in a Danish court. In addition, the final judgment of a United States court may be recognized and enforced in Germany in compliance with certain requirements including petitioning a German court to enforce such judgment.

Where you can find more information

Available information

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.ascendispharma.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 22, 2017 (File No. 001-36815).

•

Each Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 11, 2017, February 16, 2017, March 15, 2017, March 23, 2017, March 29, 2017, April 3, 2017 (at 15:27:55), April 12, 2017, April 18, 2017, May 11, 2017, May 24, 2017, May 25, 2017, June 15, 2017, June 26, 2017, July 12, 2017, August 9, 2017, September 13, 2017, September 15, 2017, September 26, 2017, September 29, 2017, October 5, 2017, October 11, 2017, November 16, 2017 (at 16:06:58), November 29, 2017, December 14, 2017, December 20,

2017, December 29, 2017 (at 16:17:07), December 29, 2017 (at 16:19:58), January 3, 2018, January 10, 2018, February 15, 2018 and February 20, 2018 (File No. 001-36815).

•

The information contained in Exhibits 99.1 and 99.2 to each Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 23, 2017, August 18, 2017 and November 16, 2017 (at 16:09:01) (File No. 001-36815).

•

The description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-36815), filed with the SEC under Section 12(b) of the Exchange Act, on January 26, 2015, including any amendments or reports filed with the SEC for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated by reference into the registration statement on Form F-3 (Registration No. 333-216882)) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Ascendis Pharma A/S

Tuborg Boulevard 5

DK-2900 Hellerup, Denmark

+45 70 22 22 44

Attention: Investor Relations

Expenses

The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus supplement is a part. All amounts are estimated other than the SEC registration fee.

SEC registration fee	$29,989
FINRA filing fees	39,136
Legal fees and expenses	400,000
Accounting fees and expenses	200,000
Printing expenses	30,000
Miscellaneous expenses	875

Total	$700,000

Disclosure of Commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

PROSPECTUS

$400,000,000

Ordinary Shares

(or American Depositary Shares representing Ordinary Shares)

We may offer and sell up to $400,000,000 in the aggregate of our ordinary shares (or ADSs representing such shares) from time to time in one or more offerings. This prospectus provides you with a general description of the ordinary shares (or ADSs representing such shares).

Each time we offer and sell ordinary shares (or ADSs representing such shares), we will provide a supplement to this prospectus that contains specific information about the offering as well as the amounts, prices and terms of the ordinary shares (or ADSs representing such shares). The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our ordinary shares (or ADSs representing such shares).

We may offer and sell ordinary shares (or ADSs representing such shares) described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the ordinary shares (or ADSs representing such shares), their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No ordinary shares (or ADSs representing such shares) may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such ordinary shares (or ADSs representing such shares).

The ADSs, representing our ordinary shares, are traded on The NASDAQ Global Select Market under the symbol “ASND”. On March 21, 2017, the last reported sale price for the ADSs on The NASDAQ Global Select Market was $28.77 per ADS.

INVESTING IN OUR ORDINARY SHARES (OR ADSS REPRESENTING SUCH SHARES) INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission, any U.S. state securities commission, the Danish Financial Supervisory Authority, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell ordinary shares (or ADSs representing such shares) from time to time and in one or more offerings up to a total dollar amount of $400,000,000 as described in this prospectus. Each time that we offer and sell such ordinary shares (or ADSs representing such shares), we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any ordinary shares (or ADSs representing such shares), you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus. We do not take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in euros and report under International Financial Reporting Standards, as issued by the International Accounting Standards Board and as adopted by the European Union. None of the consolidated financial statements in this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

ABOUT THE COMPANY

We are a biopharmaceutical company applying our TransCon technology to develop a pipeline of sustained release prodrug therapies with best-in-class profiles to address large markets with significant unmet medical needs.

We commenced operations in December 2007 when we acquired Complex Biosystems GmbH, the company that invented the TransCon technology. Since we commenced operations in 2007, we have devoted substantially all of our efforts to developing our product candidates, including conducting preclinical studies and clinical trials and providing general and administrative support for these operations. We do not have any approved products and have never generated any revenue from product sales. Our principal executive offices are located at Tuborg Boulevard 5, DK-2900 Hellerup, Denmark, and our telephone number is +45 70 22 22 44. Our website address is www.ascendispharma.com. The information on, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus. We have included our website address as an inactive textual reference only. References in this prospectus to “we,” “us,” “our,” “our company,” “the company” or “Ascendis” refer to Ascendis Pharma A/S, and our consolidated subsidiaries unless otherwise specified. All share and per share data in this prospectus, including those relating to the warrants, gives retrospective effect to the bonus issue of shares in the ratio of 3:1 of the Company’s authorized, issued and outstanding shares, which was resolved on January 13, 2015.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of ordinary shares (or ADSs representing such shares) that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus; our updates, if any, to those risk factors in our reports on Form 6-K; and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

PRICE RANGE OF THE AMERICAN DEPOSITARY SHARES

The ADS have been listed on The NASDAQ Global Select Market under the symbol “ASND” since January 28, 2015. Prior to that date, there was no public trading market for ADSs or our ordinary shares. Our initial public offering was priced at $18.00 per ADS on January 27, 2015. The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on The NASDAQ Global Select Market:

	Per ADS
	High	Low
Year Ended December 31,
2015 (from January 28, 2015 through December 31, 2015)	$23.81	$14.75
2016	$21.79	$11.92
Quarter Ended
March 31, 2015 (from January 28, 2015 through March 31, 2015)	$21.97	$17.00
June 30, 2015	$20.93	$14.75
September 30, 2015	$23.81	$16.02
December 31, 2015	$18.98	$15.31
March 31, 2016	$20.16	$12.99
June 30, 2016	$19.05	$11.92
September 30, 2016	$21.70	$12.34
December 31, 2016	$21.79	$17.15
Month Ended
September 30, 2016	$21.70	$18.50
October 31, 2016	$21.79	$17.15
November 30, 2016	$20.96	$18.74
December 31, 2016	$21.72	$19.21
January 31, 2017	$21.94	$19.60
February 28, 2017	$30.27	$21.07
March 2017 (through March 21, 2017)	$30.57	$28.05

On March 21, 2017, the last reported sale price of the ADSs on The NASDAQ Global Select Market was $28.77 per share.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the ordinary shares (or ADSs representing such shares) as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association, the registration rights agreement entered into in December 2014 to which we and certain shareholders are parties, as amended (the “2014 Registration Rights Agreement”), the registration rights agreement entered into in December 2015 to which we and certain ADS holders are parties (the “2015 Registration Rights Agreement”) and relevant provisions of the Danish Companies Act. Because the following is only a summary, it does not contain all of the information that may be important to you. The summary includes certain references to and descriptions of material provisions of our articles of association, the 2014 Registration Rights Agreement, the 2015 Registration Rights Agreement and Danish law in effect as of the date of this prospectus. The summary below does not purport to be complete and is qualified in its entirety by reference to applicable Danish Law and our articles of association, the 2014 Registration Rights Agreement and the 2015 Registration Rights Agreement, copies of which are incorporated by reference into this prospectus. Further, please note that ADS holders are not treated as our shareholders and do not have rights as a shareholder. For more information regarding the rights of ADS holders, see “Description of American Depositary Shares” below.

General

Our company was incorporated on September 21, 2006 as a private limited liability company (in Danish: anpartsselskab) under Danish law and is registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 29918791. On December 17, 2007, our company was converted into a public limited liability company (in Danish: aktieselskab). Our company’s headquarters and registered office is Tuborg Boulevard 5, DK-2900 Hellerup, Denmark.

Development of the Share Capital

As of December 31, 2016 and as of March 15, 2017, our registered, authorized, fully paid, issued and outstanding share capital was 32,421,121 ordinary shares. The development of our share capital since our inception is set forth in the table below.

Date	Transaction	Share Capital After Transaction (in DKK)	Share Class after the Increase	Price Per Share
September 2006	Formation	500,000		€0.0350
November 2007	Cash contribution	638,740	638,740 ordinary A shares	€0.0350
December 2007	Cash contribution Contribution in kind	6,070,032	1,293,700 ordinary A shares 1,099,932 preference B shares 3,676,400 preference C shares	€2.6483
December 2008	Cash contribution	9,090,908	1,293,700 ordinary A shares 1,099,932 preference B shares 6,697,276 preference C shares	€2.6483
June 2010	Debt conversion	10,105,560	1,293,700 ordinary A shares 1,099,932 preference B shares 7,711,928 preference C shares	€2.6483
May 2011	Debt conversion	10,801,948	1,293,700 ordinary A shares 1,099,932 preference B shares 8,408,316 preference C shares	€7.9962
November 2014	Cash contribution	16,935,780	1,293,700 ordinary A shares 1,099,932 preference B shares 8,408,316 preference C shares 6,133,832 preference D shares	€8.0602
February 2015	Cash contribution	23,835,780	23,835,780 ordinary shares	$18.00
May/June 2015	Cash contribution	24,196,826	24,196,826 ordinary shares	€3.16	*
August/September 2015	Cash contribution	25,128,242	25,128,242 ordinary shares	€3.34	*
April/May 2016	Cash contribution	25,193,221	25,193,221 ordinary shares	€7.86	*
September 2016	Cash contribution	25,209,534	25,209,534 ordinary shares	€7.90	*
October 2016	Cash contribution	31,525,323	31,525,323 ordinary shares	$19.00
November 2016	Cash contribution	32,387,201	32,387,201 ordinary shares	$19.00
December 2016	Cash contribution	32,421,121	32,421,121 ordinary shares	$7.39	*

*	Based on a weighted-average price per share from warrant exercises.

Authorizations to Our Board of Directors

As of the date of this prospectus, our board of directors is authorized to increase the share capital as follows:

•	Our board of directors is authorized to increase our share capital (i) by up to 7,822,333 shares without pre-emptive subscription rights for existing shareholders in connection with cash contributions, debt conversion and contributions in kind, provided, however, that the capital increases are carried out at market value and (ii) by up to 15,000,000 shares, with pre-emptive subscription rights for existing shareholders in connection with cash contributions. In any event, the aggregate capital increases that our board of directors may decide upon pursuant to these two authorizations cannot exceed 17,822,333 shares. This authorization is valid until December 31, 2019.

•

Our board of directors is authorized to issue an additional 2,726,592 warrants and to increase our share capital by up to 2,725,592 shares without pre-emptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof.

Our board of directors cannot issue warrants pursuant to this authorization to the extent that already issued and still outstanding warrants under this authorization amount to 20% or more of our share capital. This authorization is valid until December 31, 2019.

•	Our board of directors is, without pre-emptive rights for the existing shareholders, authorized to obtain loans against issuance of convertible bonds which confer the right to subscribe up to 5,000,000 shares. The convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of our board of directors. The loans shall be paid in cash and our board of directors shall determine the terms and conditions for the convertible bonds. This authorization is valid until December 31, 2019.

•	Our board of directors is authorized at one or more times to increase the Company’s share capital in favor of its employees and the employees of its subsidiaries with up to nominal DKK 500,000 without pre-emptive subscription rights for the Company’s shareholders. This authorization is valid until May 23, 2021.

If our board of directors exercises its authorizations in full, and all warrants and convertible debt instruments are exercised fully (not including already issued warrants), then our share capital will amount to 58,470,046 shares consisting of 58,470,046 shares with a nominal value of DKK 1 each.

At the extraordinary general meeting held on January 23, 2015, our shareholders authorized our board of directors to allow us to acquire up to 1,000,000 shares of our share capital as treasury shares at a price corresponding to +/-10% of the listed share price at the time of the acquisition. The authorization is valid until December 31, 2019. The authorization can be used to purchase treasury shares directly and/or to acquire ADSs. As of the date of this prospectus, we have not used this authorization.

Our Shares

The ADSs are listed on The NASDAQ Global Select Market under the symbol “ASND.”

Our Warrants

We have established warrant incentive programs for members of our board of directors, our senior management, other employees, consultants and advisors.

As of December 31, 2016, there were outstanding 3,691,765 warrants to subscribe for our ordinary shares and, as of March 15, 2017, there were outstanding 3,739,765 warrants to subscribe for our ordinary shares. Each warrant confers the right to subscribe for one ordinary share. Our warrants have previously been granted, on the dates, and with exercise prices as set forth below:

Grant Date	Vesting Period	Expiration Date	Exercise Price	Warrants Previously Granted	Outstanding Warrants Vested or Subject to Future Vesting
September 10, 2008	24 - 36 months	September 15, 2015	€2.6483	623,880	—
March 19, 2009	24 - 36 months	September 15, 2015	€2.6483	331,020	—
December 9, 2009	36 months	September 15, 2015	€2.6483	170,908	—
December 13, 2011	36 months	September 15, 2015	€7.9962	58,000	—
October 8, 2012	36 months	September 15, 2015	€7.9962	66,000	—
December 3, 2012	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	690,604	645,655
March 19, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	28,400	12,567
June 27, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	87,488	87,488
September 24, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	56,000	16,793
December 5, 2013	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	12,000	12,000
January 16, 2014	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	132,592	2,000
March 6, 2014	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	28,000	28,000
June 19, 2014	48 months	21 days following our interim report (six-month report) in 2023	€7.9962	168,008	161,296
November 26, 2014	48 months	21 days following our interim report (nine-month report) in 2023	€6.4775	566,504	509,318
December 18, 2015	48 months	December 18, 2025	$16.99	1,022,908	1,016,596
March 15, 2016	48 months	March 15, 2026	$18.14	178,500	176,052
May 10, 2016	48 months	May 10, 2026	$15.68	42,500	42,500
June 9, 2016	48 months	June 9, 2026	$13.59	58,000	58,000
July 12, 2016	48 months	July 12, 2026	$12.97	2,500	2,500
August 9, 2016	48 months	August 9, 2026	$14.50	129,000	129,000
November 8, 2016	48 months	November 8, 2026	$19.34	9,000	9,000
December 14, 2016	24 - 48 months	December 14, 2026	$20.67	783,000	783,000
January 10, 2017	48 months	January 10, 2027	$20.72	16,000	16,000
February 14, 2017	48 months	February 14, 2027	$26.01	5,000	5,000
March 14, 2017	48 months	March 14, 2027	$28.54	27,000	27,000

As of September 26, 2014, 19,580 of the warrants included in the table above under the heading “Warrants Previously Granted” had been cancelled by our board of directors because these warrants were held by individuals who no longer performed services for us. Further, 123,625 of the warrants included in the table above under the heading “Warrants Previously Granted” are unvested and held by individuals who are no longer performing services for the Company and therefore the Company does not believe such warrants will vest. Also, 2,168 of the warrants included in the table above under the heading “Warrants Previously Granted” have expired without being exercised. Finally, 1,407,674 of the warrants included in the table above under the heading “Warrants Previously Granted” have been exercised and are no longer outstanding. As of December 31, 2016, the weighted-average subscription price per share per outstanding warrant is approximately €13.05, or $13.76 (based on the exchange rate reported by the European Central Bank on December 31, 2016). As of March 15, 2017, the weighted-average subscription price per share per outstanding warrant is approximately €13.19, or $14.01 (based on the exchange rate reported by the European Central Bank on March 15, 2017).

Vesting Principles Generally

All warrants have been issued by the general meeting or by our board of directors pursuant to valid authorizations in our articles of association and the terms and conditions have, in accordance with the Danish Companies Act, been incorporated in our articles of association. The description below merely contains a summary of the applicable terms and conditions and does not purport to be complete. Warrants issued vest, in general, at a rate of 1/24th or 1/48th per month from the date of grant. Moreover, all warrants may vest fully in accordance with their terms in the event that we are merged as the discontinuing company or demerged or if more than 50% of our share capital is sold or is part of a share swap. The warrants issued are subject to certain restrictions on exercise as further described below.

Vesting Principles for the Senior Management and Employees

Generally, warrants cease to vest upon termination of the warrantholder’s employment relationship with us in the event that (i) a warrantholder resigns without this being due to our breach of the employment contract or (ii) we terminate the employment relationship with cause. In the event that (i) the warrantholder resigns due to our breach of the employment contract or (ii) we terminate the employment relationship without cause, the warrants will continue to vest as they normally would have vested had the employee remained employed.

Vesting Principles for Board Members, Consultants and Advisors

Vesting of warrants issued to board members, consultants and advisors is conditional upon the warrantholder’s continuous service as a board member, consultant or advisor, respectively.

Exercise Principles

Generally, in the event that we terminate the employment, consultancy or board relationship with cause, the warrantholder will be entitled to exercise already vested warrants in the first exercise period after termination. If the first exercise period after termination falls within three months of the termination date, the warrantholder shall, additionally, be entitled to exercise in the following exercise period.

In the event that (i) the warrant holder terminates the employment, consultancy or board relationship for any reason or (ii) we terminate the employment, consultancy or board relationship without cause, the warrantholder may continue to exercise the warrants as if the service relationship had remained unchanged. However, pursuant to the terms of certain warrants, if the warrantholder is a board member or consultant, the exercise of warrants is generally conditional upon the service relationship continuing at the time of exercise unless the relationship ceases other than due to the warrantholder’s actions.

Exercise Periods

Vested warrants may be exercised during certain exercise periods each year. For 965,799 outstanding warrants, there are two annual exercise periods that continue for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). For these warrants, the last exercise period is 21 days from and including the day after the publication of our interim report for the first half of 2023. For 509,318 outstanding warrants granted in connection with our preference D financing, there are four annual exercise periods that continue for 21 days following the day of publication of (i) our interim report (three-month report); (ii) the annual report notification—or if such notification is not published—the annual report; (iii) our interim report (six-month report); and (iv) our interim report (nine-month report). For these warrants, the last exercise period is 21 days following the publication of our interim report (nine-month report) in 2023. For 2,264,648 warrants granted on or after December 18, 2015, there are four annual exercise periods; each exercise period begins two full trading days after the publication of the public release of our earnings data of a fiscal quarter and continues until the end of the second-to-last trading day in which quarter the relevant earnings release is published.

In the event of liquidation, a merger, a demerger or a sale or share exchange of more than 50% of our share capital, the warrantholders may be granted an extraordinary exercise period immediately prior to the transaction in which warrants may be exercised.

Adjustments

Warrantholders are entitled to an adjustment of the number of warrants issued and/or the exercise price applicable in the event of certain corporate changes. Events giving rise to an adjustment include, among other things, increases or decreases to our share capital at a price below or above market value, respectively, the issuance of bonus shares, changes in the nominal value of each share, and payment of dividends in excess of 10% of the Company’s equity capital.

For the purpose of implementing the capital increases necessary in connection with the exercise of warrants, our board of directors has been authorized to increase our share capital by one or more issuances of shares with a total nominal value corresponding to the number of warrants issued upon cash payment of the exercise price without any pre-emptive subscription rights to existing shareholders.

Registration Rights

Under the 2014 Registration Rights Agreement, as of December 31, 2016, the owners of approximately 13.7 million of our ordinary shares (or ADSs representing such shares) or their transferees, have the right to require us to register their shares under the Securities Act of 1933, as amended (the “Securities Act”), so that those shares or ADSs may be publicly resold, or to include their shares or ADSs in certain registration statements we file, in each case as described below.

Under the 2015 Registration Rights Agreement, we were required to timely register with the SEC 1.0 million ordinary shares underlying 1.0 million ADSs (the “Fidelity Shares”), purchased by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub and Fidelity Stock Selector Small Cap Fund—Health Care Sub on December 14, 2015.

In accordance with our obligations under the 2015 Registration Rights Agreement and the 2014 Registration Rights Agreement, we filed a resale registration statement in February 2016 to register for resale the Fidelity Shares and ordinary shares owned by certain of the parties to the 2014 Registration Rights Agreement.

Unless our ordinary shares are listed on a national securities exchange or trading system and a market for our ordinary shares not held in the form of ADSs exists, any registrable securities sold pursuant to an exercise of the registration rights will be sold in the form of ADSs.

Form F-3 Registration Rights

Under the 2014 Registration Rights Agreement, as of December 31, 2016, the owners of approximately 13.7 million of our ordinary shares (or ADSs representing such shares) or their transferees, are entitled to certain Form F-3 registration rights. The holders of at least 25% of these shares can make a request that we register their ordinary shares on a registration statement on Form F-3 if we are eligible to file a registration statement on Form F-3 and if the aggregate price to the public of the shares or ADSs offered is at least $5.0 million (net of underwriting discounts and commissions and certain expenses). Additionally, we will not be required to effect a Form F-3 registration (i) during the period beginning 30 days prior to the filing and ending 90 days following the effectiveness of a company-initiated registration statement or (ii) more than twice within a twelve-month period.

In addition, the owners of the Fidelity Shares are entitled to registration of the Fidelity Shares on Form F-3 as described herein under the caption “Registration Rights.”

Piggyback Registration Rights

Under the 2014 Registration Rights Agreement, as of December 31, 2016, in the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the owners of approximately 13.7 million of our ordinary shares or their transferees, will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, the offer and sale of debt securities, or corporate reorganizations or certain other transactions, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right to limit the number of shares such holders may include.

Expenses of Registration

Under the 2014 Registration Rights Agreement, we agreed to pay certain registration expenses of the holders of the shares registered pursuant to the Form F-3 and piggyback registration rights described above, including the expenses of one counsel for the selling holders.

Under the 2015 Registration Rights Agreement, we agreed to pay certain registration expenses of the holders of the shares registered pursuant to the registration rights described above, excluding, among other things, the expenses of counsel for Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub and Fidelity Stock Selector Small Cap Fund—Health Care Sub.

Expiration of Registration Rights

Under the 2014 Registration Rights Agreement, the Form F-3 and piggyback registration rights described above will expire, with respect to any particular shareholder, upon the earlier of a change in control event, five years after the consummation of our initial public offering or when that shareholder can sell all of its shares (or ADSs representing such shares) under Rule 144 or Regulation S of the Securities Act during any three-month period.

Under the 2015 Registration Rights Agreement, the registration rights described above will expire upon the earlier of a change of control event, the disposition of the Fidelity Shares or when the Fidelity Shares can be sold under Rule 144 or Regulation S of the Securities Act during any three-month period.

Owners’ Register

We are obligated to maintain an owners’ register (in Danish: ejerbog). The owners’ register is maintained by Computershare A/S (Company Registration (CVR) no. 27088899), our Danish share registrar and transfer agent. It is mandatory that the owners’ register is maintained within the European Union and that it is available to public authorities.

Pursuant to the Danish Companies Act, public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to this provision, we file registrations with the Public Owners’ Register of the Danish Business Authority. Shareholders that exceed the ownership threshold must notify us and we will subsequently file the information with the Danish Business Authority. Reporting is further required upon reaching thresholds of 10%, 15%, 20%, 25%, 33 1/3%, 50%, 66 2/3%, 90% and 100%.

Articles of Association and Danish Corporate Law

With respect to our articles of association, the following should be emphasized:

Objects Clause

Our corporate object, as set out in article 3 of our articles of association, is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Summary of Provisions Regarding the Board of Directors and the Executive Board

Pursuant to our articles of association, our board of directors shall be elected by our shareholders at the general meeting and shall be composed of not less than three and no more than 10 members. With respect to the duration of the term which our board members severally hold office, the board of directors is classified into two classes as nearly equal in number as possible. Such classes consist of one class of directors (“Class I”) who were elected at the annual general meeting held in 2015 for a term expiring at the annual general meeting to be held 2017; and a second class of directors (“Class II”) who were elected at the annual general meeting held in 2016 for a term expiring at the annual general meeting to be held in 2018. The shareholders shall increase or decrease the number of directors, in order to ensure that the two classes shall be as nearly equal in number as possible; provided, however, that no decrease shall have the effect of shortening the term of any other director. At each annual general meeting beginning in 2016, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting held in the second year following the year of their election. Board members must retire from the board of directors at the annual general meeting following their 75th birthday. Board members are not required to own any shares of our share capital.

The board of directors shall appoint and employ an executive board consisting of one to five members to attend to our day-to-day management, and the board of directors shall determine the terms and conditions of the employment.

Voting Rights

Each shareholder is entitled to one vote for each share owned at the time of any general meeting. As compared with Danish citizens, there are no limitations under the articles of association or under Danish law on the rights of foreigners or non-Danish citizens to hold or vote our shares.

Dividend Rights

Our shareholders may at general meetings authorize the distribution of ordinary and extraordinary dividends. Our shareholders may not distribute dividends in excess of the recommendation from our board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward.

Our shareholders are eligible to receive any dividends declared and paid out. However, we have not to date declared or paid any dividends and we currently intend to retain all available financial resources and any earnings generated by our operations for use in the business and we do not anticipate paying any dividends in the foreseeable future. The payment of any dividends in the future will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects, applicable restrictions on the payment of dividends under Danish law and other factors that our board of directors may consider relevant.

See “Taxation” for a summary of certain tax consequences in respect of dividends or distributions to holders of our ordinary shares or the ADSs.

Pre-emptive Subscription Rights

Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. An increase in share capital can be resolved by the shareholders at a general meeting or by the board of directors pursuant to an authorization given by the shareholders. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations set forth above under the caption “Description of Share Capital—Authorizations to Our Board of Directors.”

Unless future issuances of new shares and/or pre-emptive rights are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.

Rights on Liquidation

Upon a liquidation or winding-up of our company, shareholders will be entitled to participate, in proportion to their respective shareholdings, in any surplus assets remaining after payment of our creditors.

Limitations on Holding of Shares

There are no limitations on the right to hold shares under the articles of association or Danish law.

Liability to Capital Calls by Us

Under our articles of association as well as the Danish Companies Act, our shareholders are not obligated to pay further amounts to us. All our shares are fully-paid.

Sinking Fund Provisions

There are no sinking fund provisions or similar obligations relating to our ordinary shares.

Disclosure Requirements

Pursuant to Section 55 of the Danish Companies Act, a shareholder is required to notify us when such shareholder’s stake represents 5% or more of the voting rights in our company or the nominal value accounts for 5% or more of the share capital, and when a change of a holding already notified entails that the limits of 5%, 10%, 15%, 20%, 25%, 50%, 90% or 100% and the limits of one-third and two-thirds of the share capital’s voting rights or nominal value are reached or are no longer reached. The notification shall be given within two weeks following the date when the limits are reached or are no longer reached.

The notification shall provide information about the full name, address or, in the case of undertakings, registered office, the number of shares and their nominal value and share classes as well as information about the basis on which the calculation of the holdings has been made. In the event that the shareholder is a non-resident company or citizen of Denmark, the notification shall include documentation, which clearly identifies the owner. The company shall cause the notification to be entered in the owners’ register.

Upon the implementation of adopted legislation in Denmark, we will be obligated to collect and store for a period of at least five years certain information regarding the beneficial owners of shares in the Company. A beneficial owner is a physical person that directly or indirectly controls a shareholder. The Company shall cause such information to be registered with the Danish Business Authority.

The legal status of the notification obligations is not fully clarified in relation to ADS holders and an ADS holder may be subject to such obligations.

General Meetings

The general meeting of shareholders is the highest authority in all matters, subject to the limitations provided by Danish law and the articles of association. The annual general meeting shall be held in the Greater Copenhagen area not later than the end of May in each year.

At the annual general meeting, the audited annual report is submitted for approval, together with the proposed appropriations of profit/treatment of loss, the election of the board of directors and election of our auditors. In addition, the board of directors reports on our activities during the past year.

General meetings are convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice by letter, fax or by e-mail. A convening notice will also be forwarded to shareholders recorded in our owners’ register, who have requested such notification and by publication in the Danish Business Authority’s computerized information system and on the company’s website.

At the latest, two weeks before a general meeting (inclusive of the day of the general meeting), we shall make the following information and documents available on our webpage:

•	the convening notice,

•	the documents that shall be presented at the general meeting, and

•	the agenda and the complete proposals.

Shareholders are entitled to attend general meetings, either in person or by proxy, and they or their proxy may be accompanied by one advisor. A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder holds on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder holds are calculated on the registration date on the basis of the registration of ownership in the owners’ register as well as notifications concerning ownership which the Company has received with a view to update the ownership in the owners’ register. In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from us no later than three days in advance of the general meeting.

Any shareholder is entitled to submit proposals to be discussed at the general meetings. However, proposals by the shareholders to be considered at the annual general meeting must be submitted in writing to the board of directors not later than six weeks before the annual general meeting.

Extraordinary general meetings must be held upon resolution of an annual general meeting to hold such a meeting or upon request of the board of directors, our auditors or shareholders representing at least 1/20 of the registered share capital or such lower percentage as our articles of association may provide. Our articles of association do not state such lower percentage.

Holders of ADSs are not entitled to directly receive notices or other materials or to attend or vote at general meetings.

Resolutions in General Meetings

Resolutions made by the general meeting generally may be adopted by a simple majority of the votes cast, subject only to the mandatory provisions of the Danish Companies Act and our articles of association.

Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose or increase any obligations of the shareholders towards the company require unanimity.

Quorum Requirements

There are no quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Squeeze Out

According to Section 70 of the Danish Companies Act, shares in a company may be redeemed in full or in part by a shareholder holding more than nine-tenths of the shares and the corresponding voting rights in the company. Furthermore, according to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder holding more than nine-tenths of the shares and the corresponding voting rights to redeem the minority shareholder’s shares.

Danish Rules Intended to Prevent Market Abuse

As of July 3, 2016, EU Regulation No 596/2014 on market abuse entered into force and Chapter 10 of the Danish Securities Trading Act was repealed. Pursuant to said Chapter 10, we had adopted an internal code on inside information in respect of the holding of and carrying out of transactions by our board of directors and executive officers and employees in the shares or ADSs or in financial instruments the value of which is determined by the value of the ordinary shares or ADSs, and we had drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and had informed such persons of the rules on insider trading and market manipulation, including the sanctions which could be imposed in the event of a violation of those rules. However, said EU Regulation No 596/2014 on market abuse imposes no such requirements on us and we have therefore taken steps to abandon our previous practice.

Limitation on Liability

Under Danish law, members of the board of directors or senior management may be held liable for damages in the event that loss is caused due to their negligence. They may be held jointly and severally liable for damages to the company and to third parties for acting in violation of the articles of association and Danish law.

According to the Danish Companies Act, the general meeting is allowed to discharge our board members and members of our senior management from liability for any particular financial year based on a resolution relating to the financial statements. This discharge means that the general meeting will discharge such board members and members of our senior management from liability to us; however, the general meeting cannot discharge any claims by individual shareholders or other third parties.

Additionally, we intend to enter, or have entered, into agreements with our board members and members of our senior management, pursuant to which, subject to limited exceptions, we will agree, or have agreed, to indemnify such board members and members of senior management from civil liability, including (i) any damages or fines payable by them as a result of an act or failure to act in the exercise of their duties currently or previously performed by them; (ii) any reasonable costs of conducting a defense against a claim; and (iii) any reasonable costs of appearing in other legal proceedings in which such individuals are involved as current or former board members or members of senior management.

There is a risk that such agreement will be deemed void under Danish law, either because the agreement is deemed contrary to the rules on discharge of liability in the Danish Companies Act, as set forth above, because the agreement is deemed contrary to sections 19 and 23 of the Danish Act on Damages, which contain mandatory provisions on recourse claims between an employee (including members of our senior management) and us, or because the agreement is deemed contrary to the general provisions of the Danish Contracts Act.

In addition to such indemnification, we provide our board members and senior management with directors’ and officers’ liability insurance.

Comparison of Danish Corporate Law and Our Articles of Association and Delaware Corporate Law

The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly traded companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporate law, including the Delaware General Corporation Law. Further, please note that ADS holders will not be treated as our shareholders and will not have any shareholder rights.

Duties of Board Members

Denmark. Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with an executive board/management being responsible for the day-to-day operations. Each board member and member of the executive board/management is under a fiduciary duty to act in the interest of the company, but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence whether shareholders, creditors or the company itself suffers such losses. They may also be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to negligence and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Terms of the Members of Our Board of Directors

Denmark. Under Danish law, the members of the board of directors of a limited liability company are generally appointed for an individual term of one year. There is no limit on the number of consecutive terms the board members may serve. Pursuant to our articles of association, our board members are appointed by the general meeting of shareholders for a term of two years and are divided into two classes. Election of board members is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting.

At the general meeting, shareholders are entitled at all times to dismiss a board member by a simple majority vote.

It follows from Section 140 of the Danish Companies Act that in limited liability companies that have employed an average of at least 35 employees in the preceding three years, the employees are entitled to elect a minimum of two representatives and alternate members to the company’s board of directors up to one half the number of the shareholder elected directors. If the number of representatives to be elected by the employees is not a whole number, such number must be rounded up.

Our company currently employs more than an average of 35 employees and has done so since 2016. Consequently, if this continues, our employees will in 2018 be entitled to demand representation on our board of directors. The question will, upon request from the employees, be put to a popular vote among the employees. If more than half of the employees (regardless whether they participate in the vote) vote in favor of having representation, we must organize an election process.

Additionally, Section 141 of the Danish Companies Act allows for group representation on the board of directors of our Company, i.e. that employees of our Danish subsidiaries may demand representation on our board. However, our Danish subsidiaries do not currently have employees. The employees of Ascendis Pharma, Inc., and the employees of our other foreign subsidiary, Ascendis Pharma GmbH, may only demand representation on our board of directors provided that our general meeting adopts a resolution to that effect.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Board Member Vacancies

Denmark. Under Danish law, in the event of a vacancy, new board members are elected by the shareholders in a general meeting. Thus, a general meeting will have to be convened to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the number of the remaining board members is more than two, and provided that the remaining board members can still constitute a quorum. It is only a statutory requirement to convene a general meeting to fill vacancies if the number of remaining members on the board is less than three.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

Denmark. Under Danish law, board members may not take part in any matter or decision-making that involves a subject or transaction in relation to which the board member has a conflict of interest with us.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Board Members

Denmark. In the event that a board member in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. Unless the board of directors has decided otherwise, or as otherwise is set out in the articles of association, the board member in question may grant a power of attorney to another board member, provided that this is considered safe considering the agenda in question.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Rights

Notice of Meeting

Denmark. According to the Danish Companies Act, general meetings in limited liability companies shall be convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice as set forth in the articles of association. A convening notice shall also be forwarded to shareholders recorded in our owners’ register, who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.

Delaware. Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Voting Rights

Denmark. Each ordinary share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

Denmark. According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever our board of directors or our appointed auditor requires. In addition, one or more shareholders representing at least 1/20th of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is forwarded, the board of directors shall convene the general meeting within two weeks thereafter.

All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are forwarded at the latest six weeks prior thereto. In the event that the proposal is received at a later date, the board of directors will decide whether the proposal has been forwarded in due time to be included on the agenda.

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

Denmark. Under Danish law, it is permissible for shareholders to take action and pass resolutions by written consent in the event of unanimity; however, this will normally not be the case in listed companies and for a listed company, this method of adopting resolutions is generally not feasible.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

Denmark. The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemptions rights according to the Danish Companies Act.

According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital and votes to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital and votes may, according to Section 70 of the same act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger are, according to Sections 286 and 306 of the Danish Companies Act, entitled to have their shares redeemed.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits

Denmark. Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

Denmark. Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such company may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of its own capital provided that the board of directors has been authorized thereto by the shareholders acting in a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Shares may generally only be acquired using distributable reserves.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover Provisions

Denmark. Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights, (ii) specific requirements to register the shares named in the company’s owners register and (iii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions.

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.

Inspection of Books and Records

Denmark. According to Section 150 of the Danish Companies Act, a shareholder may request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with simple majority, one or more investigators are elected. If the proposal is not approved by simple majority but 25% of the share capital votes in favor, then the shareholder can request the court to appoint an investigator.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.

Pre-emptive Rights

Denmark. Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Description of Share Capital.”

Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.

Delaware. Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

Denmark. Under Danish law, the distribution of ordinary and extraordinary dividends requires the approval of a company’s shareholders at a company’s general meeting. The shareholders may not distribute dividends in excess of the recommendation from the board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward. It is possible under Danish law to pay out interim dividends. The decision to pay out interim dividends shall be accompanied by a balance sheet, and the board of directors determine whether it will be sufficient to use the balance sheet from the annual report or if an interim balance sheet for the period from the annual report period until the interim dividend payment shall be prepared. If interim dividends are paid out later than six months following the financial year for the latest annual report, an interim balance sheet showing that there are sufficient funds shall always be prepared.

Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder Vote on Certain Reorganizations

Denmark. Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the represented share capital. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith and demergers. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

However, under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Amendments to Governing Documents

Denmark. All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.

Delaware. Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for the ADSs is The Bank of New York Mellon. The principal executive office of the Bank of New York Mellon is 225 Liberty Street, New York, New York 10286.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers the American Depositary Shares, also referred to as ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with The Bank of New York Mellon, London Branch, or any successor, as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The depositary’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having ADSs registered in your name in the Direct Registration System, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

ADS holders are not treated as shareholders and do not have shareholder rights. Danish law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADS. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find Additional Information; Incorporation by Reference.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. As an ADS holder, you will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and at the then prevailing market rate, and can transfer the U.S. dollars to the United States. If that is not possible and lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See “Taxation” for a summary of certain tax consequences in respect of dividends or distributions to holders of ADSs. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us, may make such elective distribution available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you. As a condition of making a distribution election available to ADS holders, the depositary may require satisfactory assurances from us that doing so would not require registration of any securities under the Securities Act. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares, or at all.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash distributions. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to you anything else we distribute to holders of deposited securities by any means it determines is equitable and practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will transfer and deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will transfer and deliver the deposited securities at its corporate trust office, if feasible.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, and subject to the laws of Denmark and our Articles of Association, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders.

The depositary will only vote or attempt to vote as you instruct or as described above. If we ask the depositary to solicit the ADS holders’ instructions to vote and an ADS holder fails to instruct the depositary as to the manner in which to vote by the specified date, such ADS holder will be deemed to have given a discretionary proxy to a person designated by us to vote the number of deposited securities represented by its ADSs, unless we notify the depositary that we do not wish to receive a discretionary proxy, there is substantial shareholder opposition to the particular question, or the particular question would have an adverse impact on our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting far enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$0.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

• Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.

• Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations under the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former ADS holders.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our ligations under the deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder, to the fullest extent permitted by applicable law, waive the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary.

The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of prerelease to 30% of the number of deposited shares, although the depositary may disregard this limit from time to time if it determines it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

TAXATION

Danish Tax Considerations

The following discussion describes the material Danish tax consequences under present law of an investment in the ADSs (representing our ordinary shares). The summary is for general information only and does not purport to constitute exhaustive tax or legal advice. It is specifically noted that the summary does not address all possible tax consequences relating to an investment in the ADSs. The summary is based solely on the tax laws of Denmark in effect on the date of this prospectus. Danish tax laws may be subject to change, possibly with retroactive effect.

The summary does not cover investors to whom special tax rules apply, and, therefore, may not be relevant, for example, to investors subject to the Danish Tax on Pension Yields Act (i.e., pension savings), professional investors, certain institutional investors, insurance companies, pension companies, banks, stockbrokers and investors with tax liability on return on pension investments. The summary does not cover taxation of individuals and companies who carry on a business of purchasing and selling shares. The summary only sets out the tax position of the direct owners of the ADSs and further assumes that the direct investors are the beneficial owners of the ADSs and any dividends thereon. Sales are assumed to be sales to a third party.

Potential investors in the ADSs are advised to consult their tax advisors regarding the applicable tax consequences of acquiring, holding and disposing of the ADSs based on their particular circumstances.

Investors who may be affected by the tax laws of other jurisdictions should consult their tax advisors with respect to the tax consequences applicable to their particular circumstances as such consequences may differ significantly from those described herein.

Taxation of Danish Tax Resident Holders of the ADSs

When considering the taxation of Danish tax resident holders of the ADSs (companies and individuals), it is assumed that for tax purposes Danish tax resident holders of the ADSs should be treated as holders of unlisted shares in the company. It is currently not clear under the Danish tax legislation or case law how the listed ADSs are to be treated for tax purposes. For the purpose of the below comments, it is assumed that the ADSs listed in the U.S. should be treated as non-listed shares as the company’s ordinary shares are not admitted to trading on a regulated market.

Sale of the ADSs (Individuals)

Gains from the sale of shares are taxed as share income at a rate of 27% on the first DKK 51,700 (for cohabiting spouses, a total of DKK 103,400) and at a rate of 42% on share income exceeding DKK 51,700 (for cohabiting spouses over DKK 103,400). Such amounts are subject to annual adjustments and include all share income (i.e., all capital gains and dividends derived by the individual or cohabiting spouses, respectively).

Gains and losses on the sale of shares are calculated as the difference between the purchase price and the sales price. The purchase price is generally determined using the average method as a proportionate part of the aggregate purchase price for all the shareholder’s shares in the company.

Losses on non-listed shares may be offset against other share income, (i.e., received dividends and capital gains on the sale of shares). Unused losses will automatically be offset against a cohabiting spouse’s share income. In case the share income becomes negative, a negative tax on the share income will be calculated and offset against the individual’s other final taxes. Unused negative tax on share income will be offset against a cohabiting spouse’s final taxes. If the negative tax on share income cannot be offset against a cohabiting spouse’s final taxes, the negative tax can be carried forward indefinitely and offset against future year’s taxes.

Sale of the ADSs (Companies)

For the purpose of taxation of sales of shares made by shareholders (Companies), a distinction is made between Subsidiary Shares, Group Shares, Tax-Exempt Portfolio Shares and Taxable Portfolio Shares (note that the ownership threshold described below is applied on the basis of the number of all shares issued by the company, and not on the basis of the number of the ADSs issued):

“Subsidiary Shares” is generally defined as shares owned by a shareholder holding at least 10% of the nominal share capital of the issuing company.

“Group Shares” is generally defined as shares in a company in which the shareholder of the company and the issuing company are subject to Danish joint taxation or fulfill the requirements for international joint taxation under Danish law (i.e., the company is controlled by the shareholder).

“Tax-Exempt Portfolio Shares” is defined as shares not admitted to trading on a regulated market owned by a shareholder holding less than 10% of the nominal share capital of the issuing company.

“Taxable Portfolio Shares” is defined as shares that do not qualify as Subsidiary Shares, Group Shares or Tax-Exempt Portfolio Shares.

Gains or losses on disposal of Subsidiary Shares and Group Shares and Tax-Exempt Portfolio Shares are not included in the taxable income of the shareholder.

Special rules apply with respect to Subsidiary Shares and Group Shares in order to prevent exemption through certain holding company structures just as other anti-avoidance rules may apply. These rules will not be described in further detail.

Capital gains from the sale of Taxable Portfolio Shares admitted to trading on a regulated market are taxable at a rate of 22% irrespective of ownership period. Losses on such shares are generally deductible. Gains and losses on Taxable Portfolio Shares admitted to trading on a regulated market are taxable according to the mark-to-market principle (in Danish “lagerprincippet”).

According to the mark-to-market principle, each year’s taxable gain or loss on Taxable Portfolio Shares is calculated as the difference between the market value of the shares at the beginning and end of the tax year. Thus, taxation will take place on an accrual basis even if no shares have been disposed of and no gains or losses have been realized.

If the Taxable Portfolio Shares are sold or otherwise disposed of before the end of the income year, the taxable income of that income year equals the difference between the value of the Taxable Portfolio Shares at the beginning of the income year and the value of the Taxable Portfolio Shares at realization. If the Taxable Portfolio Shares are acquired and realized in the same income year, the taxable income equals the difference between the acquisition sum and the realization sum. If the Taxable Portfolio Shares are acquired in the income year and not realized in the same income year, the taxable income equals the difference between the acquisition sum and the value of the shares at the end of the income years.

A change of status from Subsidiary Shares/Group Shares/Tax-Exempt Portfolio Shares to Taxable Portfolio Shares (or vice versa) is for tax purposes deemed to be a disposal of the shares and a reacquisition of the shares at market value at the time of change of status.

Special transitional rules apply with respect to the right to offset capital losses realized by the end of the 2009 income year against taxable gains on shares in the 2010 income year or later.

Dividends (Individuals)

Dividends paid to individuals who are tax residents of Denmark are taxed as share income, as described above. All share income must be included when calculating whether the amounts mentioned above are exceeded. Dividends paid to individuals are generally subject to 27% withholding tax.

Dividends (Companies)

Dividends paid on both Tax-Exempt and Taxable Portfolio Shares are subject to the standard corporation tax rate of 22% irrespective of ownership period.

The withholding tax rate is 22%. A claim for repayment must be filed within two months. Otherwise, the excess tax will be offset in the corporation income tax for the year. However, the withholding rate on dividends from Tax-Exempt Portfolio Shares is as of January 1, 2016 reduced to 15.4% if certain documentation requirements are met.

Dividends received on Subsidiary Shares and Group Shares are tax-exempt irrespective of ownership period.

Taxation of Shareholders Residing Outside Denmark

Sale of the ADSs (Individuals and Companies)

Holders of the ADSs not resident in Denmark are normally not subject to Danish taxation on any gains realized on the sale of shares, irrespective of the ownership period, subject to certain anti-avoidance rules seeking to prevent that taxable dividend payments are converted to tax exempt capital gains. If an investor holds the ADSs in connection with a trade or business conducted from a permanent establishment in Denmark, gains on shares may be included in the taxable income of such activities pursuant to the rules applying to Danish tax residents as described above.

Dividends (Individuals)

Under Danish law, dividends paid in respect of shares are generally subject to Danish withholding tax at a rate of 27%. Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.

If the withholding tax rate applied is higher than the applicable final tax rate for the shareholder, a request for a refund of Danish tax in excess hereof can be made by the shareholder in the following situations:

Double Taxation Treaty

In the event that the shareholder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States, Switzerland and almost all members of the European Union. The treaty between Denmark and the United States generally provides for a 15% tax rate.

Credit under Danish Tax Law

If the shareholder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) of the company and the shareholder is tax resident in a state which has a double tax treaty or an international agreement, convention or other administrative agreement on assistance in tax matters according to which the competent authority in the state of the shareholder is obligated to exchange information with Denmark, dividends are subject to tax at a rate of 15%. If the shareholder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the shareholder together with related shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, why the shareholder must also claim a refund as described above in order to benefit from the reduced rate.

In addition, there is a special tax regime that applies to dividends distributed to individuals residing in certain countries, such as the United States, the United Kingdom, Belgium, Canada, Greece, the Netherlands, Ireland, Luxembourg, Norway, Switzerland, Sweden and Germany. This special tax regime provides that taxes on dividends may be withheld at the applicable tax rate specified in the relevant tax treaty. In order to qualify for the application of this special tax regime, an eligible holder of shares must deposit his shares with a Danish bank, and the shareholding must be registered with and administered through VP Securities A/S.

Where a non-resident of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

Dividends (Companies)

Dividends from Subsidiary Shares are exempt from Danish withholding tax provided the taxation of the dividends is to be waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the jurisdiction in which the company investor is resident. If Denmark is to reduce taxation of dividends to a foreign company under a tax treaty, Denmark will not—as a matter of domestic law—exercise such right and will in general not impose any tax at all. Further, dividends from Group Shares—not also being Subsidiary Shares—are exempt from Danish withholding tax provided the company investor is a resident of the European Union or the EEA and provided the taxation of dividends should have been waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the country in which the company investor is resident had the shares been Subsidiary Shares.

Dividend payments on both Tax-Exempt and Taxable Portfolio Shares will generally be subject to withholding tax at a rate of 27% irrespective of ownership period. If the withholding tax rate applied is higher than the applicable final tax rate for the shareholder, a request for a refund of Danish tax in excess hereof can be made by the shareholder in the following situations:

Double Taxation Treaty

In the event that the shareholder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States and almost all members of the European Union. The treaty between Denmark and the United States generally provides for a 15% rate.

Credit under Danish Tax law

If the shareholder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) in the company and the shareholder is resident in a jurisdiction which has a double taxation treaty or an international agreement, convention or other administrative agreement on assistance in tax according to which the competent authority in the state of the shareholder is obligated to exchange information with Denmark, dividends are generally subject to a tax rate of 15%. If the shareholder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the shareholder together with related shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, hence, in this situation the shareholder must also in this situation claim a refund as described above in order to benefit from the reduced rate.

Where a non-resident company of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

Share Transfer Tax and Stamp Duties

No Danish share transfer tax or stamp duties are payable on transfer of the shares.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in the ADSs. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income, are not discussed. This summary applies only to investors who hold the ADSs as capital assets (generally, property held for investment) and who have the U.S. dollar as their functional currency. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and the income tax treaty between the United States and Denmark, or the Treaty, all as in effect as of the date of this prospectus. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding the ADSs as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities, commodities or currencies;

•	partnerships, S corporations, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations;

•	persons who acquired the ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons that own or are deemed to own 10% or more of our voting stock;

•	persons that hold their ADSs through a permanent establishment or fixed base outside the United States; and

•	persons deemed to sell the ADSs under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If you are a partner in a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) that holds the ADSs, your tax treatment generally will depend on your status and the activities of the partnership. Partnerships holding the ADSs and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for the U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the Passive Foreign Investment Company, or PFIC, rules discussed below, the gross amount of any distribution to you with respect to the ADSs will be included in your gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of your tax basis in the ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect a distribution will generally be reported as ordinary dividend income for such purposes. Any dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

If we are eligible for benefits under the Treaty, dividends a U.S. Holder receives from us generally will be “qualified dividend income.” If certain holding period and other requirements, including a requirement that we are not a PFIC in the year of the dividend or the immediately preceding year, are met, qualified dividend income of an individual or other non-corporate U.S. Holder generally will be subject to preferential tax rates. You should consult your tax advisor regarding the availability of these preferential tax rates under your particular circumstances.

As discussed in “Taxation—Danish Tax Considerations,” payments of dividends by us may be subject to Danish withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Treaty is reduced to a maximum of 15%. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Danish taxes withheld by us, and as then having paid over the withheld taxes to the Danish taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from us with respect to the payment.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Subject to the discussion of the PFIC rules below, any tax withheld with respect to distributions on the ADSs at the rate applicable to a U.S. Holder may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs generally will constitute “passive category income” or “general category income.” The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Disposition of the ADSs

Subject to the PFIC rules discussed below, you will recognize gain or loss on any sale, exchange or other taxable disposition of an ADS equal to the difference between the amount realized (in U.S. dollars) on the disposition of the ADS and your tax basis (in U.S. dollars) in the ADS. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the ADS for more than one year at the time of sale, exchange or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss you recognize generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your tax advisor regarding the proper treatment of gain or loss in your particular circumstances.

Passive Foreign Investment Company

Based on the market price of the ADSs and the value and composition of our income and assets, we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2016. However, the application of the PFIC rules is subject to uncertainty in several respects. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. Among other things, because (i) we currently own, and will own after the completion of this offering, a substantial amount of passive assets, including cash, (ii) the values of our assets (including our intangible assets) that generate non-passive income for PFIC purposes are uncertain and may vary substantially over time and (iii) the composition of our income can be affected by prevailing exchange rates, we cannot assure you we will not be a PFIC for our current taxable year and future taxable years. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income, or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs, which may fluctuate significantly. In addition, changes in the composition of our income or assets may cause us to become a PFIC.

If we are a PFIC for any year during which you hold the ADSs, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the ADSs, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs you hold. If such election is made, you will be deemed to have sold the ADSs you hold at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs will be treated as an excess distribution. Under these special tax rules, if you receive any excess distribution or realize any gain from a sale or other disposition of the ADSs:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs,

•	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if you hold the ADSs as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you will be deemed to own your proportionate share of any such lower-tier PFIC, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any “excess distribution” described above if we receive a distribution from such lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If you make a mark-to-market election for the ADSs, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except the lower applicable tax rates for qualified dividend income would not apply. If we cease to be a PFIC when you have a mark-to-market election in effect, gain or loss realized by you on the sale of the ADSs will be a capital gain or loss and taxed in the manner described above under “Taxation of Disposition of the ADSs.”

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs have been approved for listing on The NASDAQ Global Select Market and, accordingly, provided the ADSs are regularly traded, if you are a holder of ADSs, the mark-to-market election would be available to you if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. A U.S. Holder should consult its tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs.

Information Reporting and Backup Withholding

Dividend payments with respect to the ADSs and proceeds from the sale, exchange or other disposition of the ADSs may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Tax return disclosure obligations (and related penalties for failure to disclose) apply to certain U.S. Holders who hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the ADSs. U.S. Holders should consult their tax advisors regarding the possible implications of these tax return disclosure obligations.

PLAN OF DISTRIBUTION

We may sell the ordinary shares (or ADSs representing such shares) from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The ordinary shares (or ADSs representing such shares) may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell ordinary shares (or ADSs representing such shares) covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such ordinary shares (or ADSs representing such shares), including the offering price of the ordinary shares (or ADSs representing such shares) and the proceeds to us.

Offers to purchase the ordinary shares (or ADSs representing such shares) being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our ordinary shares (or ADSs representing such shares) will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the ordinary shares (or ADSs representing such shares) being offered by this prospectus, the ordinary shares (or ADSs representing such shares) will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the ordinary shares (or ADSs representing such shares) being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the ordinary shares (or ADSs representing such shares), we or the purchasers of ordinary shares (or ADSs representing such shares) for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the ordinary shares (or ADSs representing such shares) to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase ordinary shares (or ADSs representing such shares) as a principal, and may then resell the ordinary shares (or ADSs representing such shares) at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the ordinary shares (or ADSs representing such shares) may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The ADSs, representing our ordinary shares, are traded on The NASDAQ Global Select Market under the symbol “ASND”. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the ordinary shares (or ADSs representing such shares) by bidding for or purchasing ordinary shares (or ADSs representing such shares) in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if ordinary shares (or ADSs representing such shares) sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the ordinary shares (or ADSs representing such shares) at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

EXCHANGE CONTROLS

There are no laws or regulations in Denmark that restrict the export or import of capital (except for certain investments in certain domains in accordance with applicable resolutions adopted by the United Nations or the European Union), including, but not limited to, foreign exchange controls, or which affect the remittance of dividends, interest or other payments to non-resident holders of our ordinary shares.

VALIDITY OF THE SECURITIES

The validity of the issuance of the shares offered in this prospectus and certain other matters of Danish law will be passed upon for us by Mazanti-Andersen Korsø Jensen, Advokatpartnerselskab, Copenhagen, Denmark.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2016.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2016, have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Statsautoriseret Revisionspartnerselskab are located at Weidekampsgade 6, 2300 Copenhagen, Denmark.

ENFORCEMENT OF CIVIL LIABILITIES

Ascendis Pharma A/S, as well as its subsidiaries Ascendis Pharma, Ophthalmology Division A/S, Ascendis Pharma, Endocrinology Division A/S, Ascendis Pharma, Bone Diseases A/S and Ascendis PharmaGrowth Disorders Division A/S, are organized under the laws of Denmark, its wholly owned subsidiary Ascendis Pharma GmbH is incorporated under the laws of Germany, and its wholly owned subsidiary Ascendis Pharma, Inc. was formed under the laws of the State of Delaware, United States. Substantially all of our assets are located outside the United States. On a combined basis, the majority of our directors and officers reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States does not have a treaty with Denmark or Germany providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Accordingly, a final judgment for the payment of money rendered by a United States court based on civil liability may not be directly enforceable in Denmark or Germany. However, if the party in whose favor such final judgment is rendered brings a new lawsuit in a competent court in Denmark, that party may submit to the Danish court the final judgment that has been rendered in the United States. A judgment by a federal or state court in the United States will neither be recognized nor enforced by a Danish court but such judgment may serve as evidence in a Danish court. In addition, the final judgment of a United States court may be recognized and enforced in Germany in compliance with certain requirements including petitioning a German court to enforce such judgment.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.ascendispharma.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2016, filed by us with the SEC on March 22, 2017 (File No. 001-36815).

•	Our Reports on Form 6-K furnished by us with the SEC on January 11, 2017, February 16, 2017 and March 15, 2017 (File No. 001-36815).

•	The description of our Ordinary Shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-36815), filed by us with the SEC under Section 12(b) of the Exchange Act, on January 26, 2015, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on

Form 6-K expressly state that they are incorporated by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ascendis Pharma A/S

Tuborg Boulevard 5

DK-2900 Hellerup, Denmark

+45 70 22 22 44

Attention: Investor Relations

EXPENSES

The following table sets forth the expenses, other than any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are estimated other than the SEC registration fee.

SEC registration fee		$46,360
FINRA filing fees		*
The NASDAQ Global Market Listing Fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided in a prospectus supplement or in a report on Form 6-K subsequently incorporated by reference into this prospectus.

3,947,368 American Depositary Shares representing 3,947,368 ordinary shares

Prospectus supplement

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Credit Suisse

Lead Managers

Wells Fargo Securities	Stifel

Co-Manager

Wedbush PacGrow

February 21, 2018